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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-225597

PROSPECTUS

PDC Energy, Inc.

Offer to Exchange up to

$600,000,000

5.750% Senior Notes due 2026
That Have Been Registered Under the Securities Act of 1933

For

Any and All Outstanding Unregistered
5.750% Senior Notes due 2026

The Exchange Offer

  •
  We are offering to exchange up to $600,000,000 of our outstanding unregistered 5.750% Senior Notes due 2026 ("old notes") for newly-issued notes with substantially identical terms that have been registered under the Securities Act of 1933, as amended ("new notes").

  •
  The exchange offer expires at 11:59 p.m., Eastern Time, on July 25, 2018, unless we decide to extend the expiration date.

  •
  We will exchange for an equal principal amount of new notes all old notes that you validly tender and do not validly withdraw before the exchange offer expires.

  •
  Tenders of old notes may be withdrawn at any time prior to the expiration date of the exchange offer.

  •
  The exchange of new notes for old notes should generally not be a taxable event for U.S. federal income tax purposes. Please read "Material U.S. Federal Income Tax Considerations."

The New 5.750% Senior Notes due 2026 Offered in the Exchange Offer

  •
  The terms of the new notes are identical to the terms of the old notes that were issued on November 29, 2017, except that the new notes will be registered under the Securities Act of 1933, as amended (the "Securities Act"), and there are certain terms relating to transfer restrictions, registration rights and payment of additional interest in case of non-registration relating to the old notes that do not apply to the new notes. We will not list the new notes on any securities exchange.

You should carefully consider the risk factors beginning on page 12 of this prospectus before participating in the exchange offer.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available until the earlier of 180 days from the completion date of this exchange offer or such time as such broker-dealers no longer hold any old notes, to any broker-dealer for use in connection with any such resale; provided that if the letters of transmittal relating to the exchange offer as provided to us indicate that no holder is a broker-dealer, we will not be obligated to maintain the effectiveness of the registration statement of which this prospectus is a part after the consummation of the exchange offer. See "Plan of Distribution."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 26, 2018

        In this prospectus, unless the context otherwise requires, references to "we," "us," "our," the "Company" or "PDC" refer to PDC Energy, Inc.

        This prospectus incorporates business and financial information about us that is not included in or delivered with this prospectus. You should rely only on the information contained in this prospectus or information contained in documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The information contained in this prospectus is accurate only as of its date or, in the case of an incorporated document, the date of its filing, regardless of the time of delivery of this prospectus or of any exchange of our old notes for new notes. We are not making this exchange offer to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer would violate securities or blue sky laws or where it is otherwise unlawful.

        You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following:

Corporate Secretary
PDC Energy, Inc.
1775 Sherman Street, Suite 3000
Denver, Colorado 80203
303-860-5800

        In order to ensure timely delivery of the requested documents, requests should be made no later than five business days prior to the expiration of this exchange offer. In the event that we extend the exchange offer, we urge you to submit your request at least five business days before the expiration date, as extended. You will not be charged for any of the documents that you request.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act") regarding our business, financial condition, results of operations and prospects. All statements other than statements of historical facts included in and incorporated by reference into this prospectus are forward-looking statements. Words such as expects, anticipates, will, intends, plans, believes, seeks, estimates, projects, targets, aims and similar expressions or variations of such words are intended to identify forward-looking statements herein.

        Although forward-looking statements contained and incorporated by reference in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, including known and unknown risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of, crude oil, natural gas and natural gas liquids, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

        Furthermore, we urge you to carefully review and consider the cautionary statements and disclosures made in this prospectus and the documents incorporated by reference into this prospectus, including the risks and uncertainties that could affect our business, financial condition, results of operations and cash flows as discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2017, as amended (the "2017 Form 10-K"). We caution you not to place undue reliance on forward-looking statements, which speak only as of the respective dates on which they were made. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROSPECTUS SUMMARY

        This summary highlights selected information appearing elsewhere in this prospectus. This summary does not contain all the information you should consider before making an investment decision. You should read this entire prospectus and the documents incorporated by reference in this prospectus carefully before making an investment decision. Please read the section entitled "Risk Factors" commencing on page 12 of this prospectus and additional information contained in our 2017 Form 10-K incorporated by reference in this prospectus for more information about important factors you should consider before making an investment decision.

 Our Company

        We are a domestic independent exploration and production company that acquires, explores, and develops properties for the production of crude oil, natural gas, and natural gas liquids. Our primary operations are located in the Wattenberg Field in Colorado and the Delaware Basin in Texas. Our operations in the Wattenberg Field are focused on the Niobrara and Codell formations and our Delaware Basin operations are currently focused on the Wolfcamp zones.

Corporate information

        Our common stock is quoted on The NASDAQ Global Select Market under the symbol "PDCE."

        Our principal executive offices are located at 1775 Sherman Street, Suite 3000, Denver, Colorado 80203. Our telephone number is 303-860-5800.

        We also maintain an internet website at www.pdce.com, which contains information about us. Our website and the information contained in and connected to it are not a part of or incorporated by reference into this prospectus.

Summary of the Exchange Offer

        On November 29, 2017, we completed a private offering of $600,000,000 principal amount of unregistered 5.750% Senior Notes due 2026 (the "old notes"). We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed to, among other things, offer new notes with substantially identical terms in exchange for the old notes.

Exchange Offer	We are offering to exchange our 5.750% Senior Notes due 2026 registered under the Securities Act, which we refer to as "new notes," for any and all of our outstanding old notes. We sometimes refer to the old notes and the new notes collectively as the "notes," and, as used herein, "notes" is used to describe terms equally applicable to the old notes and new notes. The old notes may be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess of $2,000. In order to exchange an old note, you must follow the required procedures and we must accept the old note for exchange. We will exchange all old notes validly offered for exchange, or "tendered," and not validly withdrawn. As of the date of this prospectus, there is $600,000,000 aggregate principal amount of old notes outstanding.

Expiration Date

The exchange offer expires at 11:59 p.m., Eastern Time, on July 25, 2018, unless we decide to extend the expiration date. We reserve the right, in our sole discretion, to extend the exchange offer, delay accepting for exchange any old notes in connection with the extension of the exchange offer, terminate the exchange offer, or amend the terms of the exchange offer in any way we determine. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will extend the offer such that at least five business days remain in the offer following notice of a material change. Pursuant to the terms of the registration rights agreement, the expiration date of the exchange offer may not be less than twenty business days following commencement of the exchange offer. The term "expiration date" means the latest date and time to which we extend the exchange offer.

Participation in the Exchange Offer and Resale of the New Notes

Based on interpretive letters of the SEC staff to third parties, we believe that you may participate in the exchange offer and may offer for resale, resell and otherwise transfer the new notes issued pursuant to the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, if you:

• are not an "affiliate" of ours, as defined in Rule 405 of the Securities Act;
• are not a broker-dealer that acquired the old notes directly from us;
• are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes to be issued in the exchange offer;
• will acquire the new notes issued in the exchange offer in the ordinary course of your business; and
• are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

In addition, if you are a broker-dealer that will acquire new notes pursuant to the exchange offer in exchange for old notes that you acquired as a result of market-making or other trading activities, you must comply with the prospectus delivery requirements of the Securities Act in connection with a resale of the new notes as described in this summary under "Restrictions on Sale by Broker-Dealers" below.

We base our belief on interpretations by the SEC staff in certain no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC Staff would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

By tendering your notes as described in "The Exchange Offer—Procedures for Tendering," you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above, you may not tender your old notes in the exchange offer, and you must comply with the applicable registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

Restrictions on Sale by Broker-Dealer

If you are a broker dealer that has received new notes for your own account in exchange for old notes that were acquired as a result of market making or other trading activities, you must (i) inform us per the instructions in the letter of transmittal and (ii) represent that you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the new notes. A broker dealer that so informs us may use this prospectus until 180 days from the completion date of this exchange offer.

Consequences If You Do Not Exchange Your Old Notes

If you are eligible to participate in the exchange offer and you do not tender your old notes, you will not have any further registration or exchange rights, and your old notes will continue to be subject to transfer restrictions. These transfer restrictions and the availability of new notes could adversely affect the trading market for your old notes.

Conditions	The exchange offer is subject to certain customary conditions, which we may waive, as described below under "The Exchange Offer—Conditions to the Exchange Offer."
Procedures Applicable to Old Notes Held in Book-Entry Form with DTC

The old notes were issued as global securities. Beneficial interests in old notes held by participants in The Depository Trust Company ("DTC") are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

If you hold your old notes in the form of book-entry interests and you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to U.S. Bank National Association, as Exchange Agent (the "Exchange Agent"), on or prior to the Expiration Date, either:

•

a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the Exchange Agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal; or

•

a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent at the address set forth on the cover page of the letter of transmittal.

In addition, in order to deliver old notes held in the form of book-entry interests, a timely confirmation of book-entry transfer of such old notes into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfers described under "The Exchange Offer—Procedures for Tendering—Procedures Applicable to Old Notes Held in Book-Entry Form with DTC" must be received by the Exchange Agent prior to the Expiration Date.

A form of letter of transmittal accompanies this prospectus. By executing the letter of transmittal or delivering a computer-generated message through DTC's Automated Tender Offer Program system, you will represent to us, among other things, your eligibility to participate in the exchange offer.

No definitive certificated old notes are issued and outstanding as of the date of this prospectus. If you acquire certificated old notes prior to the expiration of the exchange offer, you must tender your certificated old notes in accordance with the procedures described in this prospectus under the heading "The Exchange Offer—Procedures for Tendering—Procedures Applicable to Holders of Certificated Old Notes."

Procedures for Beneficial Holders

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender such old notes in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus and the letter of transmittal. Please see the procedures described in this prospectus under the heading "The Exchange Offer—Procedures for Tendering—Procedures Applicable to Beneficial Holders."

Withdrawal of Tenders	You may withdraw your tender of old notes under the exchange offer at any time prior to 5 p.m., Eastern Time, on the expiration date.
Fees and Expenses	We will bear all expenses related to the exchange offer. Please refer to the section in this prospectus entitled "The Exchange Offer—Fees and Expenses."
Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.
Tax Consequences

The exchange of new notes for old notes in the exchange offer should generally not be a taxable event for U.S. federal income tax purposes. Please read "Material U.S. Federal Income Tax Considerations."

Exchange Agent

U.S. Bank National Association is serving as Exchange Agent in connection with the exchange offer. You should direct questions and requests for assistance, for additional copies of this prospectus or the letter of transmittal to the Exchange Agent addressed as follows: Attn: Specialized Finance, telephone number 800-934-6802. Eligible institutions may make requests by facsimile at 651-466-7367.

Summary of the Terms of the New Notes

        The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this prospectus entitled "Description of the New Notes."

Issuer	PDC Energy, Inc.
Securities	$600,000,000 aggregate principal amount of our 5.750% senior notes due 2026.
Maturity	May 15, 2026.
Interest Payment Dates	May 15 and November 15, commencing May 15, 2018.
Guarantees

Each of our domestic subsidiaries that is a "material subsidiary" (as defined in "Description of the New Notes") and guarantees our revolving credit facility must guarantee the notes ("Subsidiary Guarantors"). Our only current Subsidiary Guarantor is PDC Permian, Inc. Any such guarantee of the notes may be released under certain circumstances.

Ranking	The notes will be our general unsecured senior obligations. Accordingly, they will:
• rank senior in right of payment to all existing and future subordinated unsecured indebtedness of PDC;

•

rank pari passu in right of payment with any existing and future senior unsecured indebtedness of PDC, including our existing 6.125% senior notes due 2024 and our existing 1.125% convertible senior notes due 2021 (sometimes referred to collectively as our "existing senior notes");

•

rank effectively junior in right of payment to PDC's existing and future secured indebtedness, including indebtedness under our revolving credit facility (sometimes referred to as the "Senior Credit Agreement"), to the extent of the assets of PDC constituting collateral securing that indebtedness; and

• be unconditionally guaranteed by Subsidiary Guarantors on a senior unsecured basis.
Optional Redemption

The notes are not redeemable until May 15, 2021. On and after May 15, 2021, PDC may redeem all or a part of the notes, in each case at the redemption price described under "Description of the New Notes—Optional Redemption," together with any accrued and unpaid interest to the date of redemption.

Prior to May 15, 2021, PDC may redeem up to 35% of the principal amount of the notes with all or a portion of the net cash proceeds of certain equity offerings at a redemption price equal to 105.750% of the principal amount thereof, plus accrued and unpaid interest, if any, on the notes redeemed to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if at least 65% of the aggregate principal amount of the notes issued under the indenture (excluding notes held by PDC and its subsidiaries) remains outstanding after each such redemption and the redemption occurs within 180 days after the closing of such equity offering.

Change of Control Triggering Event; Asset Sales

Upon the occurrence of a change of control triggering event (as defined in the indenture for the notes), holders of the notes will have the right to require us to repurchase all or a portion of the notes at a price equal to 101% of the aggregate principal amount of the notes repurchased, together with any accrued and unpaid interest to the date of purchase. In connection with certain asset sales, we may, under certain circumstances, be required to use the net cash proceeds of such asset sale to make an offer to purchase the notes at 100% of the principal amount, together with any accrued and unpaid interest to the date of purchase. See "Description of the New Notes—Repurchase at the Option of Holders—Change of Control Triggering Event" and "—Asset Sales."

Certain Covenants	The indenture governing the notes will contain covenants that, among other things, limit our ability and the ability of our subsidiaries to:
• borrow money;
• pay dividends or make other distributions on stock;
• purchase or redeem stock or subordinated indebtedness;
• make investments;
• create certain liens;
• enter into agreements that restrict distributions or other payments from our restricted subsidiaries;
• enter into transactions with affiliates;
• sell assets;
• consolidate with or merge with or into other companies or transfer all or substantially all our assets; and
• create unrestricted subsidiaries.
These covenants are subject to important exceptions and qualifications. See "Description of the New Notes—Covenants."

If the notes achieve an investment grade rating from either S&P or Moody's and no default exists with respect to the notes, our obligation to comply with many of the covenants will be suspended. If the ratings from both S&P and Moody's subsequently decline to below investment grade, the covenants will be reinstated as of the date of such ratings decline. See "Description of the New Notes—Covenant Suspension."

Absence of Established Market for the Notes

The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. Accordingly, we cannot assure you as to the development or liquidity of any market for the new notes. We do not intend to apply for a listing of the notes on any securities exchange or for the inclusion of the new notes on any automated dealer quotation system.

Trustee	U.S. Bank National Association.
Governing Law	The notes offered hereby and the indenture relating to the notes will be governed by New York law.
Risk Factors

Investing in the new notes involves risks. You should consider all of the information contained in this prospectus before making an investment in the new notes. In particular, you should consider the factors described under "Risk Factors" beginning on page 12, risks incorporated by reference into this prospectus, and the other cautionary language statements throughout this prospectus, for a discussion of factors you should carefully consider before deciding to invest in the new notes.

 SELECTED FINANCIAL DATA

	Three Months Ended/As of March 31,	Year Ended/As of December 31,
	2018	2017(1)	2016(2)	2015	2014	2013
	(in millions, except per share data and as noted)
Statement of Operations (From Continuing Operations)(3):
Crude oil, natural gas, and NGLs sales	$305.2	$913.1	$497.4	$378.7	$471.4	$340.8
Commodity price risk management gain (loss), net	(47.2)	(3.9)	(125.7)	203.2	310.3	(23.9)
Total revenues	260.6	921.6	382.9	595.3	856.2	392.7
Income (loss) from continuing operations	(0.3)	(127.5)	(245.9)	(68.3)	107.3	(21.1)
Earnings per share from continuing operations:
Basic	$(0.20)	$(1.94)	$(5.01)	$(1.74)	$3.00	$(0.65)
Diluted	(0.20)	(1.94)	(5.01)	(1.74)	2.93	(0.65)
Statement of Cash Flows:
Net cash flows from:
Operating activities	$205.1	$588.6	$486.3	$411.1	$236.7	$159.2
Investing activities	(338.5)	(717.0)	(1,509.1)	(604.3)	(474.1)	(217.1)
Financing activities	(2.6)	65.0	1,266.1	178.0	60.3	248.7
Capital expenditures from development of crude oil and natural gas properties(4)	196.9	737.2	436.9	599.5	623.8	384.7
Acquisition of crude oil and natural gas properties, including settlement adjustments and deposit for pending acquisition	180.8	15.6	1,073.7	—	—	9.7
Balance Sheet:
Total assets	$4,522.2	$4,419.9	$4,485.8	$2,370.5	$2,331.1	$1,991.7
Working capital (deficit)	(223.7)	(16.4)	129.2	30.7	89.5	90.0
Total debt, net of unamortized discount and debt issuance costs	1,154.5	1,151.9	1,044.0	642.4	655.5	593.9
Total equity	2,497.4	2,507.6	2,622.8	1,287.2	1,137.4	967.6
Average Pricing and Production Expenses From Continuing Operations (per Boe and as a percent of sales for production taxes) :
Crude oil equivalent sales price (excluding net settlements on derivatives)	$34.26	$28.69	$22.43	$24.64	$50.72	$52.23
Lease operating expenses	$3.33	$2.82	$2.70	$3.71	$4.56	$5.18
Transportation, gathering, and processing expenses	$0.82	$1.04	$0.83	$0.66	$0.49	$0.79
Production taxes	$2.26	$1.91	$1.42	$1.20	$2.76	$3.33
Production taxes as a percent of sales	6.6%	6.6%	6.3%	4.9%	5.4%	6.4%
Production (MBoe):
Production from continuing operations	8,908	31,830	22,176	15,369	9,294	6,525
Production from discontinued operations	—	—	—	—	1,093	2,032

Total production	8,908	31,830	22,176	15,369	10,387	8,557

Total proved reserves (MMBoe)(5)		452.9	341.4	272.8	250.1	265.8

(1)
In 2017, we recorded an unproved and proved property impairment charge of $285.5 million. See footnote titled Properties and Equipment—Impairment of Properties and Equipment to our consolidated financial statements included in the 2017 Form 10-K for further information regarding this impairment charge.

(2)
In 2016, we closed an acquisition in the Delaware Basin for aggregate consideration of approximately $1.76 billion. See footnotes titled Properties and Equipment—Delaware Basin Acreage Acquisition and Business

  Combination to our consolidated financial statements included in the 2017 Form 10-K for further information regarding this acquisition.

(3)
In 2014, we completed the sale of our ownership interest in PDC Mountaineer, LLC ("PDCM"). Our proportionate share of PDCM's Marcellus Shale results of operations have been separately reported as discontinued operations for 2014 and 2013.

(4)
Includes impact of change in accounts payable related to capital expenditures.

(5)
Includes total proved reserves related to our Marcellus Shale and shallow Upper Devonian Appalachian Basin assets of 40 MMBoe as of December 31, 2013. PDCM, which owned these reserves, was sold in late 2014.

RISK FACTORS

        An investment in the new notes involves risks. In addition to the other information set forth elsewhere or incorporated by reference in this prospectus (including the risk factors included in our 2017 Form 10-K) the following factors relating to the exchange offer and the notes should be considered carefully in deciding whether to participate in the exchange offer.

Risks Relating to the Exchange Offer

         Your old notes will not be accepted for exchange if you fail to follow the procedures for the exchange offer.

        We will not accept your old notes for exchange if you do not follow the procedures for the exchange offer. We are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we may not accept your old notes for exchange.

         An active trading market may not develop for the new notes.

        The new notes are a new issue of securities, and there is no established trading market for the new notes. An active trading market for the new notes may not develop, in which case the market price and liquidity of the new notes may be adversely affected. In addition, you may not be able to sell your new notes at a particular time or at a price favorable to you. Future trading prices of the new notes will depend on many factors, including prevailing interest rates, our results of operations and financial condition, political and economic developments, the market for similar securities, and the other factors described in this section and the risk factor disclosure incorporated by reference in this prospectus. It is possible that the market for the new notes will be subject to disruptions. A disruption may have a negative effect on you as a holder of the new notes, regardless of our prospects or performance.

Risks Associated with our Indebtedness and the Notes

         We may be unable to fulfill our obligations under the notes.

        We have a substantial amount of indebtedness. As a result, a significant portion of our cash flow will be required to pay interest and principal on our indebtedness, and we may not generate sufficient cash flow from operations, or have future borrowing capacity available, to enable us to repay our indebtedness, including the notes, or to fund other liquidity needs. As of March 31, 2018, we had approximately $1.2 billion in outstanding indebtedness, including the old notes.

        Servicing our indebtedness and satisfying our other obligations will require a significant amount of cash. Our cash flow from operating activities and other sources may not be sufficient to fund our liquidity needs. Our ability to pay interest and principal on our indebtedness and to satisfy our other obligations will depend on our future operating performance and financial condition and the availability of refinancing indebtedness, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our revolving credit facility or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the notes.

        A substantial decrease in our operating cash flow or an increase in our expenses could make it difficult for us to meet debt service requirements and could require us to modify our operations, including by curtailing our exploration and drilling programs, selling assets, reducing our capital expenditures, refinancing all or a portion of our existing debt or obtaining additional financing. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.

        In addition, the terms of future debt agreements may, and our existing debt agreements will, restrict us from implementing some of these alternatives. In the absence of adequate cash from operations and other available capital resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate these dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any dispositions may not be adequate to meet our debt service obligations then due.

         Covenants in the indentures governing the notes and our existing senior notes and in our revolving credit facility currently impose, and future financing agreements may impose, significant operating and financial restrictions.

        The indentures governing the notes and our existing senior notes and our revolving credit facility contain restrictions, and future financing agreements may contain additional restrictions, on our activities, including covenants that restrict our and our restricted subsidiaries' ability to:

  •
  incur additional debt;

  •
  pay dividends on, redeem or repurchase stock;

  •
  create liens;

  •
  make specified types of investments;

  •
  apply net proceeds from certain asset sales;

  •
  engage in transactions with our affiliates;

  •
  engage in sale and leaseback transactions;

  •
  merge or consolidate;

  •
  restrict dividends or other payments from restricted subsidiaries;

  •
  sell equity interests of restricted subsidiaries; and

  •
  sell, assign, transfer, lease, convey or dispose of assets.

        Our revolving credit facility is secured by substantially all of our oil and gas properties as well as a pledge of all ownership interests in operating subsidiaries. The restrictions contained in our debt agreements may prevent us from taking actions that we believe would be in the best interest of our business, and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. We may also incur future debt obligations that might subject us to additional restrictive covenants that could affect our financial and operational flexibility.

         If we are unable to comply with the restrictions and covenants in the agreements governing the notes and other debt, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would impact our ability to make principal and interest payments on the notes.

        Any default under the agreements governing our indebtedness, including a default under our revolving credit facility that is not waived by the required lenders, and the remedies sought by the holders of any such indebtedness, could make us unable to pay principal and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness.

        In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our revolving credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders under our revolving credit facility to avoid being in default. If we breach our covenants under our revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our revolving credit facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. We cannot assure you that we will be granted waivers or amendments to our debt agreements if for any reason we are unable to comply with these agreements, or that we will be able to refinance our debt on terms acceptable to us, or at all.

         Notwithstanding our current indebtedness levels and restrictive covenants, we may still be able to incur substantial additional debt or make certain restricted payments, which could exacerbate the risks described above.

        We may be able to incur additional debt in the future. Although the indentures governing the notes and our existing senior notes contain restrictions on our ability to incur indebtedness, those restrictions are subject to a number of exceptions. In particular, we may borrow under the revolving credit facility. In addition, if we designate some of our restricted subsidiaries under the indenture as unrestricted subsidiaries, those unrestricted subsidiaries would be permitted to borrow beyond the limitations specified in the indenture and engage in other activities in which restricted subsidiaries may not engage. We may also consider investments in joint ventures or acquisitions that may increase our indebtedness. Also, under the indenture, we will be able to make substantial restricted payments in certain circumstances. Adding new debt to current debt levels or making otherwise restricted payments could intensify the related risks that we and our subsidiaries now face.

         Your right to receive payments on the notes is effectively subordinated to the rights of our and our restricted subsidiaries' existing and future secured creditors.

        The revolving credit facility is secured by liens on substantially all of our assets and the assets of our restricted subsidiaries. Accordingly, the notes will be effectively subordinated to any secured indebtedness incurred under the revolving credit facility to the extent of the value of the assets securing the revolving credit facility. In the event of any distribution or payment of our or any guarantor's assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our or our restricted subsidiaries' assets that constitute their collateral. Holders of notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as such notes, and potentially with all of our or any restricted subsidiary's other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

         The notes will be structurally subordinated to all indebtedness of those of our existing or future subsidiaries that are not, or do not become, guarantors of the notes.

        The indenture will not require all of our subsidiaries to become guarantors of the notes. Non-guarantor subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes will be structurally subordinated to all indebtedness and other obligations of the non-guarantor subsidiaries such that, in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any such subsidiary, all of the subsidiary's creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of the subsidiary's assets before we would be entitled to any payment. In addition, the indenture governing the notes will, subject to some limitations, permit non-guarantor subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

         We may not be able to repurchase the notes upon a change of control triggering event as required by the indenture governing the notes.

        Upon the occurrence of certain kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, unless all notes have been previously called for redemption. The holders of our existing senior notes have a similar right, and other debt securities that we may issue in the future that rank equally in right of payment with the notes may have similar rights as well. Our failure to purchase tendered notes would constitute an event of default under the indenture governing the notes, which in turn would constitute an event of default under our revolving credit facility. In addition, the occurrence of a change of control (as defined under the revolving credit facility) in itself would constitute an event of default under our revolving credit facility.

        Therefore, it is possible that we may not have sufficient funds at the time of the change of control triggering event to make the required repurchase of notes. Moreover, our revolving credit facility restricts, and any future indebtedness we incur may restrict, our ability to repurchase the notes, including following a change of control triggering event. As a result, following a change of control triggering event, we may not be able to repurchase notes unless we first repay all indebtedness outstanding under our revolving credit facility and any of our other indebtedness that contains similar provisions, or obtain a waiver from the holders of such indebtedness to permit us to repurchase the notes. We may be unable to repay all of that indebtedness or obtain a waiver of that type. Any requirement to offer to repurchase outstanding notes may therefore require us to refinance our other outstanding debt, which we may not be able to do on commercially reasonable terms, if at all.

        These repurchase requirements may also delay or make it more difficult for others to obtain control of us. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control Triggering Events" under the indenture. See "Description of the New Notes—Repurchase at the Option of Holders—Change of Control Triggering Event."

         Following a sale of a substantial amount of our assets, you may not be able to determine if a change of control that may give rise to a right to have the notes repurchased has occurred.

        The definition of change of control in the indenture governing the notes includes a phrase relating to the sale of "all or substantially all" of our assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

         U.S. federal and state fraudulent transfer laws may permit a court to void, subordinate or limit the notes and all guarantees as a fraudulent transfer, and, if that occurs, you may not receive any payments on the notes or may be required to return payments received on the notes.

        U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees of the notes. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the guarantees thereof (or the grant of collateral securing any such obligations) could be voided, subordinated or limited as a fraudulent transfer or conveyance if we or the guarantors of the notes, as applicable, (i) issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors, or (ii) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (ii) only, one of the following is also true at the time thereof:

  •
  we or any guarantor, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

  •
  the issuance of the notes or the incurrence of the guarantees left us or any guarantor, as applicable, with an unreasonably small amount of capital or assets to carry on its business;

  •
  we or any guarantor intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor's ability to pay as they mature; or

  •
  we or any guarantor were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

        As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent such guarantor did not obtain a reasonably equivalent tangible benefit directly or indirectly from the issuance of the notes.

        We cannot be certain as to the standards a court would use to determine whether or not we or any guarantor were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to our or any guarantor's other debt. In general, however, a court would deem an entity insolvent if:

  •
  the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they became due.

        If a court were to find that the issuance of the notes, the incurrence of a guarantee or the grant of security was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or subordinate or limit the notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes or guarantees. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of such debt.

        Each guarantee will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor's obligation to an amount that effectively makes the guarantee worthless. Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holder of notes engaged in some type of inequitable conduct, (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of notes and (iii) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

         We face risks related to rating agency downgrades.

        The notes are rated by Moody's Investor Service and Standard & Poor's. If such rating agencies reduce the rating in the future, the market price of the notes would be adversely affected. In addition, if any of our other outstanding debt is subsequently downgraded, raising capital will become more difficult, borrowing costs under revolving credit facility and other future borrowings may increase and the market price of the notes may decrease.

         Many of the covenants contained in the indenture will be suspended if the notes are rated investment grade by either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.

        Many of the covenants in the indenture governing the notes will be suspended if the notes are rated investment grade by either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., and certain other conditions are satisfied. These covenants include restrictions on our ability to pay dividends, to incur debt and to enter into certain other transactions. Suspension of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place even if the notes are subsequently downgraded. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain such ratings. See "Description of the New Notes—Covenant Suspension."

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our historical ratio of earnings to fixed charges for the periods indicated. For the purposes of calculating the ratio of earnings to fixed charges, "earnings" represents income from continuing operations before income taxes minus income from equity investees plus distributed earnings from equity investees and fixed charges. "Fixed charges" consist of interest expense, including amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest.

	Three Months Ended March 31,		Year Ended December 31,
	2018		2017		2016		2015		2014	2013
Ratio of Earnings to Fixed Charges	—(a	)	—(a	)	—(a	)	—(a	)	4.3x	—(a	)

(a)
For the three months ended March 31, 2018 and the years ended December 31, 2017, 2016, 2015, and 2013, earnings were insufficient to cover total fixed charges by $19.0 million, $341.3 million, $394.1 million, $109.2 million, and $33.6 million, respectively.

USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive old notes from you in the same principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our indebtedness. The net proceeds from the offering of the old notes were approximately $592.4 million.

THE EXCHANGE OFFER

        The following summary of the registration rights agreement and letter of transmittal is not complete and is subject to, and is qualified in its entirety by, all of the provisions of the registration rights agreement and the letter of transmittal, each of which is filed as an exhibit to the registration statement of which this prospectus is a part. The letter of transmittal is included in this prospectus as Annex A. We urge you to read the entire registration rights agreement and the letter of transmittal carefully.

Purpose and Effect of the Exchange Offer

        In connection with the issuance of the old notes, we entered into a registration rights agreement with respect to the notes. Pursuant to the registration rights agreement, we agreed that we will, subject to certain exceptions,

  •
  prepare and file a registration statement (the "exchange offer registration statement"), with the SEC with respect to a registered exchange offer to exchange each outstanding old note for a new note having terms substantially identical in all material respects to such old note (except that the new note will not contain terms with respect to transfer restrictions);

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  after the effectiveness of the exchange offer registration statement, offer the new notes in exchange for the old notes; and

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  keep the exchange offer open for a period of at least twenty business days after the date notice of the exchange offer is mailed or made available to the holders of the old notes.

        We have also agreed to include in the exchange offer registration statement a prospectus for use in any resales by any holder of old notes that is a "participating broker-dealer" (as defined in the registration rights agreement) and to keep such exchange offer registration statement effective for a period ending 180 days from the expiration date of this exchange offer; provided that if the letters of transmittal relating to the exchange offer as provided to us indicate that no holder is a broker-dealer, we will not be obligated to maintain the effectiveness of such registration statement after the consummation of the exchange offer.

        In the event that:

  •
  any change in law or in applicable interpretations thereof by the staff of the SEC does not permit us to effect the exchange offer;

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  the exchange offer is not for any other reason completed by November 24, 2018; or

  •
  any initial purchaser notifies us that its old notes are or were ineligible to be exchanged in the exchange offer under applicable law or applicable interpretations of the SEC staff,

then, we and any subsidiary guarantors will, in lieu of or in addition to conducting the exchange offer, shall as soon as reasonably practicable cause to be filed a shelf registration statement providing for the sale of all the old notes by the holders thereof and to have such shelf registration statement become effective; provided that no holder will be entitled to have any "registrable securities" (as defined in the registration rights agreement) included in any shelf registration statement, or entitled to use the prospectus forming a part of such shelf registration statement, until such holder shall have delivered a completed and signed "notice and questionnaire" (as defined in the registration rights agreement) and provided such other information to the Company as is required.

        We will pay, as liquidated damages, additional cash interest on the applicable notes, subject to certain exceptions:

  •
  if we do not complete the exchange offer;

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  if the shelf registration statement, if required, is not declared effective prior to November 24, 2018; or

  •
  if the shelf registration statement, if required, is declared effective or automatically becomes effective, and thereafter either ceases to be effective or the prospectus contained therein ceases to be useable for more than 30 days in any 12-month period.

        The additional interest will be increased by 1.00% per annum during the registration default period. We will pay such additional interest on regular interest payment dates.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus, for each $2,000, and $1,000 integral multiples in excess of $2,000, principal amount of old notes properly tendered and not withdrawn before the expiration date of the exchange offer, we will issue $2,000, and $1,000 integral multiples in excess of $2,000, principal amount of new notes. Holders may tender some or all of their old notes pursuant to the exchange offer in denominations of $2,000 and $1,000 integral multiples in excess of $2,000 thereof. The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered.

        The form and terms of the new notes will be the same as the form and terms of the old notes except that:

  •
  the new notes will have a different CUSIP number from the old notes;

  •
  the new notes will be registered under the Securities Act and, therefore, the global securities representing the new notes will not bear legends restricting the transfer of interests in the new notes;

  •
  the new notes will not be subject to the registration rights relating to the old notes; and

  •
  the new notes will not contain provisions for payment of additional interest in case of non-registration.

        The new notes will evidence the same indebtedness as the old notes they replace, and will be issued under, and be entitled to the benefits of, the same indenture governing the issuance of the old notes. As a result, the old notes and the new notes will be treated as a single series of notes under the indenture.

        No interest will be paid in connection with the exchange. The new notes will accrue interest from and including the last interest payment date on which interest has been paid on the old notes. Accordingly, the holders of old notes that are accepted for exchange will not receive accrued but unpaid interest on old notes at the time of tender. Rather, that interest will be payable on the new notes delivered in exchange for the old notes on the first interest payment date after the expiration date.

        Under existing SEC interpretations, the new notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker dealers receiving the new notes in the exchange offer in exchange for old notes that were acquired as a result of market-making or other trading activities will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in no action letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no action letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no action letters, you must meet the following conditions in order to participate in the exchange offer and receive freely transferable new notes:

  •
  you are not an "affiliate" of ours, as defined in Rule 405 of the Securities Act;

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  you are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes to be issued in the exchange offer;

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  you are acquiring the new notes issued in the exchange offer in the ordinary course of your business;

  •
  you are not a broker-dealer that acquired the old notes directly from us; and

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  you are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

        By tendering your old notes as described in "—Procedures for Tendering," you will be representing to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions:

  •
  you cannot rely on the position of the SEC set forth in the no-action letters referred to above;

  •
  you cannot tender your old notes in the exchange offer; and

  •
  you must comply with the applicable registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

        In addition, if you are a broker-dealer that acquires new notes pursuant to the exchange offer in exchange for old notes that you acquired as a result of market-making or other trading activities, you must comply with the prospectus delivery requirements of the Securities Act in connection with a resale of the new notes. Such broker-dealers may use this prospectus to fulfill their prospectus delivery requirements with respect to the new notes. We have agreed in the registration rights agreement to send a prospectus to any broker-dealer that requests copies in the letter of transmittal accompanying the prospectus until the earlier of 180 days from the completion date of this exchange offer or such time as such broker-dealers no longer hold any old notes.

        Unless you are required to do so because you are a broker-dealer, you may not use this prospectus for an offer to resell, resale or other retransfer of new notes. We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

        Holders of old notes do not have appraisal or dissenters' rights under state law or under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of Regulation 14E under the Exchange Act.

Expiration Date

        The exchange offer will expire at 11:59 p.m. Eastern Time on, July 25, 2018, unless, in our sole discretion, we extend the expiration date. If we so extend the expiration date, the term "expiration date" shall mean the latest date and time to which we extend the exchange offer. Pursuant to the terms of the registration rights agreement, the expiration date of the exchange offer may not be more than thirty business days following the commencement of the exchange offer. Accordingly, we expect that the maximum period of time that the exchange offer will remain in effect, including any extensions, is thirty business days from the date it commences.

Extensions, Delays in Acceptance, Termination or Amendment

        We reserve the right, in our sole discretion to:

  •
  delay accepting for exchange any old notes in connection with the extension of the exchange offer;

  •
  extend the exchange offer;

  •
  terminate the exchange offer; or

  •
  amend the terms of the exchange offer in any way we determine.

        We will give notice of any delay, extension or termination to the Exchange Agent. In addition, we will give, as promptly as practicable, notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of old notes by press release or other public announcement. Any extension notice will disclose the approximate number of old notes tendered as of the notice date. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of old notes of the amendment or waiver, and extend the offer if required by law, and in any event will extend the offer as necessary such that at least five business days remain in the offer following notice of a material change.

        We intend to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer prior to 9 a.m., Eastern time, on the next business day after the previously scheduled expiration date.

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or to exchange new notes for, any old notes, and we may terminate the exchange offer as provided in this prospectus at or before the expiration date, if:

  •
  any law, statute, rule or regulation shall have been proposed, adopted or enacted, or interpreted in a manner, which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

  •
  any action or proceeding is instituted or threatened in any court or by or before the SEC or any other governmental agency with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

  •
  we have not obtained any governmental approval which we, in our reasonable judgment, consider necessary for the completion of the exchange offer as contemplated by this prospectus;

  •
  any change, or any condition, event or development involving a prospective change, shall have occurred or be threatened in the general economic, financial, currency exchange or market conditions in the United States or elsewhere that, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

  •
  any other change or development shall have occurred, including a prospective change or development, that, in our reasonable judgment, has or may have a material adverse effect on us, the market price of the new notes or the old notes or the value of the exchange offer to us; or

  •
  there shall have occurred (i) any suspension or limitation of trading in securities generally on the NASDAQ Global Market or the over-the-counter market; (ii) a declaration of a banking moratorium by United States federal or New York authorities; or (iii) a commencement or escalation of a war or armed hostilities involving or relating to a country where we do business or other international or national emergency or crisis directly or indirectly involving the United States.

        The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time and from time to time. A failure on our part to exercise any of the above rights shall not constitute a waiver of that right, and that right shall be considered an ongoing right which we may assert at any time and from time to time.

        If we determine in our reasonable judgment that any of the events listed above has occurred, we may, subject to applicable law:

  •
  refuse to accept any old notes and return all tendered old notes to the tendering holders and terminate the exchange offer;

  •
  extend the exchange offer and retain all old notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these old notes; or

  •
  waive unsatisfied conditions relating to the exchange offer and accept all properly tendered old notes which have not been withdrawn. With respect to any such waiver, we would treat all tendering holders alike to the extent similarly situated. If this waiver constitutes a material change to the exchange offer, we will disclose this change by means of a prospectus supplement that will be distributed to the registered holders of the old notes. If the exchange offer would otherwise expire, we will extend the exchange offer for five to ten business days, depending on how significant the waiver is and the manner of disclosure to registered holders.

    Any determination by us concerning the above events will be final and binding.

    In addition, we reserve the right in our sole discretion, to the extent permitted by applicable law, to:

  •
  purchase or make offers for any old notes that remain outstanding subsequent to the expiration date; and

  •
  purchase old notes in the open market, in privately negotiated transactions or otherwise.

        The terms of any such purchases or offers may differ from the terms of the exchange offer.

Procedures for Tendering

        We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. Because all of the old notes are held in book-entry accounts maintained by the Exchange Agent at DTC, a holder need not submit a letter of transmittal. However, all holders who exchange their old notes for new notes in accordance with the procedures outlined below will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the affirmative acknowledgements required by and the representations and warranties contained in the letter of transmittal.

Procedures Applicable to Beneficial Holders

        Only a registered holder of record of old notes may tender old notes in the exchange offer. If you are a beneficial owner of old notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender old notes in the exchange offer, you should contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus and the letter of transmittal. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Procedures Applicable to Old Notes Held in Book-Entry Form with DTC

        The old notes were issued as global securities. Beneficial interests in the old notes, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

        If you hold your old notes in the form of book-entry interests and you wish to tender your old notes for exchange pursuant to the Exchange Offer, you must transmit to the Exchange Agent on or prior to the Expiration Date either:

          (1)   a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the Exchange Agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal; or

          (2)   a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent at the address set forth on the cover page of the letter of transmittal.

        We understand that the Exchange Agent will make a request promptly after the date of this prospectus to establish accounts with respect to the old notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the Exchange Agent's DTC account in accordance with DTC's electronic Automated Tender Offer Program procedures for such transfer. The exchange of new notes for tendered old notes will only be made after timely:

  •
  confirmation of book-entry transfer of the old notes into the Exchange Agent's account; and

  •
  receipt by the Exchange Agent of an "agent's message" and all other required documents specified in the letter of transmittal.

        The term "agent's message" means a message, transmitted from the DTC participant to DTC and forming part of the confirmation of a book-entry transfer from DTC to the Exchange Agent, which states that DTC has received an express acknowledgment from a participant in DTC tendering old notes and:

  •
  the aggregate principal amount of old notes which have been tendered by the participant;

  •
  that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal and the terms of the exchange offer; and

  •
  that we may enforce such agreement against the participant.

        Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal and described below under "Representations on Tendering Old Notes" are true and correct.

Procedures Applicable to Holders of Certificated Old Notes

        No definitive certificated notes are issued and outstanding as of the date of this prospectus. Only registered holders of certificated old notes may tender those notes in the exchange offer. If your old notes are certificated notes and you wish to tender those notes for exchange pursuant to the exchange offer, you must transmit to the Exchange Agent, on or prior to the expiration date, a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under "—Exchange Agent." In addition, in order to validly tender your certificated old notes the certificates representing your old notes must be received by the Exchange Agent prior to the expiration date.

Procedures Applicable to All Holders

        The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If a holder tenders less than all of the old notes held by the holder, the tendering holder should so indicate. The amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

        The method of delivery of old notes, the letter of transmittal and all other required documents or transmission of an agent's message to the Exchange Agent is at the election and risk of the holder. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the Exchange Agent before expiration of the exchange offer. Holders should not send the letter of transmittal or old notes to us. Delivery of documents to DTC in accordance with its procedures will not constitute delivery to the Exchange Agent.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. However, we do not expect to treat any holder of outstanding notes differently from other holders to the extent they present the same facts or circumstances.

        Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the Exchange Agent nor any other person will incur any liability for failure to give notification. Tenders of outstanding notes will not be deemed made until those defects or irregularities have been cured or waived.

        Outstanding notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

        In addition, we reserve the right in our sole discretion to (a) purchase or make offers for any outstanding notes that remain outstanding subsequent to the expiration date, and (b) to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Representations on Tendering Old Notes

        To exchange your old notes for transferable new notes in the exchange offer, you will be required to represent to the effect that you:

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  are not an "affiliate" of ours, as defined in Rule 405 of the Securities Act;

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  are not a broker dealer that acquired the old notes directly from us;

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  are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes to be issued in the exchange offer;

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  are acquiring the new notes issued in the exchange offer in the ordinary course of your business;

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  if you are a broker-dealer that will acquire new notes pursuant to the exchange offer in exchange for old notes that you acquired as a result of market-making or other trading activities, you will comply with the prospectus delivery requirements of the Securities Act in connection with a resale of the new notes; and

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  are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

        If you are a broker dealer and you will receive new notes for your own account in exchange for old notes that were acquired as a result of market making activities or other trading activities, you will be required to (i) inform us per the instructions in the letter of transmittal and (ii) represent that you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the new notes, as set forth in the letter of transmittal. The letter of transmittal states that, by complying with their obligations, a broker dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See also "Plan of Distribution."

        The SEC considers broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the new notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes, and may not participate in the exchange offer.

Withdrawal Rights

        Any holder will be entitled to withdraw its tender of old notes, not later than the close of business on the last day of the exchange offer, by (a) sending to the Exchange Agent a facsimile transmission or letter setting forth the name of such holder, the principal amount of new notes delivered for exchange and a statement that such holder is withdrawing its election to have such old notes exchanged or (b) effecting such withdrawal in compliance with the applicable procedures of the DTC.

        For a withdrawal to be effective for DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the Exchange Agent must receive an electronic notice of withdrawal from DTC.

        Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC. We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, for such withdrawal notices, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to them unless the old notes so withdrawn are validly re-tendered. Any old notes which have been tendered but which are withdrawn or not accepted for exchange will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following the procedures described above under "—Procedures for Tendering" at any time prior to the expiration date.

Exchange Agent

        U.S. Bank National Association has been appointed as the Exchange Agent for the exchange offer. U.S. Bank National Association also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance and requests for additional copies of this prospectus or of the letters of transmittal to the Exchange Agent addressed as follows:

U.S. Bank National Association
Attn: Corporate Actions
111 Fillmore Avenue
St. Paul, MN 55107-1402
Fax: 651-466-7367
Phone: 800-934-6802

        If you deliver the letter of transmittal to the Company or to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

        We will bear the expenses of soliciting tenders with respect to the exchange offer. The principal solicitation is being made by electronic means; however, we may make additional solicitation by telephone or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and reimburse it for its related reasonable out of pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer. They include the following:

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  SEC registration fees;

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  fees and expenses of the Exchange Agent and trustee;

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  accounting and legal fees and printing costs; and

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  related fees and expenses.

Transfer Taxes

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes. If, however, a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

        We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer, nor will this be recorded as a redemption and issuance.

Consequences of Failure to Properly Tender Old Notes in the Exchange

        We will issue the new notes in exchange for old notes under the exchange offer only after timely confirmation of book-entry transfer of the old notes into the Exchange Agent's account and timely receipt by the Exchange Agent of an agent's message and all other required documents specified in the letter of transmittal. Therefore, holders of the old notes desiring to tender old notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of old notes for exchange or waive any such defects or irregularities. Old notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act. Thus, you may not resell the old notes, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. There will be no guaranteed delivery procedures for the exchange offer.

        Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will generally not be required to register the remaining old notes, and therefore holders of old notes will not have any further rights to have their old notes exchanged for new notes registered under the Securities Act. Remaining old notes will continue to be subject to the following restrictions on transfer:

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  holders may resell old notes only if an exemption from registration is available or, outside the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act; and

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  the remaining old notes will bear a legend restricting transfer in the absence of registration or an exemption.

        To the extent that old notes are tendered and accepted in connection with the exchange offer, any trading market for remaining old notes could be adversely affected.

        Neither we nor our board of directors make any recommendation to holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes pursuant to the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF THE NEW NOTES

        We issued the old notes, and will issue the new notes, under an indenture (the "indenture"), between us and U.S. Bank National Association, as trustee (the "trustee"). The old notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The indenture is governed by the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. For purposes of this description, unless the context otherwise requires, references to the "notes" includes the new notes, the old notes, and any additional notes (as described below). This description of the new notes is qualified by the indenture which is filed as an exhibit to the registration statement of which this prospectus is part.

        You can find the definitions of terms used in this description of notes below under the caption "—Definitions." Capitalized terms used in this description but not defined below under the caption "—Definitions" have the meanings assigned to them in the indenture. In this description, the words "PDC," "we," "us," and "our" refer only to PDC Energy, Inc., and not to any of its Subsidiaries or Affiliates.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the New Notes and the Subsidiary Guarantees

  The Notes

        The old notes and the new notes will:

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  be general unsecured, senior obligations of PDC;

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  rank senior in right of payment to all existing and future subordinated unsecured indebtedness of PDC;

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  rank pari passu in right of payment with any existing and future senior unsecured indebtedness of PDC, including the Existing Senior Notes and the Existing Convertible Notes;

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  rank effectively junior in right of payment to PDC's existing and future secured indebtedness, including indebtedness under the Senior Credit Agreement, to the extent of the assets of PDC constituting collateral securing that indebtedness; and

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  be unconditionally guaranteed by future Subsidiary Guarantors on a senior unsecured basis.

  The Subsidiary Guarantees

        Initially, the notes will be guaranteed by PDC Permian, Inc. but not by any of our other Subsidiaries. However, in the future, each of our other Domestic Restricted Subsidiaries will be required to guarantee the notes if, on any date after the Issue Date, such Subsidiary both:

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  Guarantees (or otherwise becomes liable for) Obligations under the Senior Credit Agreement; and

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  constitutes a Material Subsidiary.

        Additional Subsidiaries will be required to become Subsidiary Guarantors under the circumstances described below under "—Covenants—Subsidiary Guarantees."

        Each Subsidiary Guarantee will:

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  be a general unsecured, senior obligation of the applicable Subsidiary Guarantor;

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  rank senior in right of payment to all existing and future subordinated indebtedness of such Subsidiary Guarantor;

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  rank pari passu in right of payment with any existing and future senior indebtedness of such Subsidiary Guarantor; and

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  rank effectively junior to all existing and future secured indebtedness of such Subsidiary Guarantor (including any Indebtedness under the Senior Credit Agreement), to the extent of the assets of such Subsidiary Guarantor constituting collateral securing that indebtedness.

        For purposes of preparing our consolidated financial statements in accordance with GAAP, our drilling partnerships are not considered "Subsidiaries" as defined in the indenture governing the notes.

        All of our Subsidiaries are currently "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture, and will not guarantee the notes.

Principal, Maturity and Interest

        The old notes had, and the new notes will have (together with any old notes that remain outstanding), an initial aggregate principal amount of $600 million. We may issue additional notes ("Additional Notes") under the indenture from time to time. Any issuance of Additional Notes is subject to all of the covenants in the indenture, including the covenant described below under the caption "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The old notes, the new notes issued in this exchange offer, and any Additional Notes will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes are not fungible with the old notes or the new notes for U.S. federal income tax purposes, such Additional Notes will have a different CUSIP. We may also issue other debt securities under the indenture. If issued, such other debt securities will not vote together with the notes on any matter. The notes will mature on May 15, 2026, and will be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

        Interest on the notes will accrue at the rate of 5.750% per annum and will be payable semi-annually in arrears on May 15 and November 15, beginning on May 15, 2018. Additional interest may accrue on the notes in certain circumstances described below under "—Registration Rights; Additional Interest," and all references to "interest" in this description include any additional interest that may be payable on the notes. Interest on overdue principal, premium, if any, and interest will accrue at the applicable interest rate on the notes. PDC will make each interest payment to the holders of record of the notes on the immediately preceding May 1 and November 1. Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

Methods of Receiving Payments on the Notes

        Payments in respect of the notes represented by the global notes are to be made by wire transfer of immediately available funds to the accounts specified by the holder or holders of the global notes. With respect to certificated notes, PDC will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder's registered address.

Paying Agent and Registrar

        The trustee is currently acting as paying agent and registrar for the notes. PDC may change the paying agent or registrar without prior notice to the holders of the notes, and PDC or any of the Restricted Subsidiaries may act as paying agent or registrar.

Transfer

        The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of the notes, and PDC may require a holder to pay any taxes and fees required by law or permitted by the indenture. PDC will not be required to transfer any note (or portion of a note) selected for redemption. Also, PDC will not be required to transfer any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees of the Notes

        Initially, the notes will be guaranteed by PDC Permian, Inc. but not by any of our other Subsidiaries, as none of our other Domestic Restricted Subsidiaries are Material Subsidiaries. Our Subsidiaries will be required to become Subsidiary Guarantors as described under "—Covenants—Subsidiary Guarantees." The Subsidiary Guarantees will be joint and several obligations of the Subsidiary Guarantors and limited to the maximum amount the Guarantors are permitted to guarantee under applicable law without creating a fraudulent conveyance. See "Risk Factors—Risks Associated with our Indebtedness and the Notes—U.S. federal and state fraudulent transfer laws may permit a court to void, subordinate or limit the notes and all guarantees, and, if that occurs, you may not receive any payments on the notes or may be required to return payments received on the notes."

        A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (regardless of whether such Subsidiary Guarantor is the surviving Person), another Person, other than PDC or another Subsidiary Guarantor, unless:

          (1)   immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2)   either:

            (a)   (i) such Subsidiary Guarantor is the surviving Person or (ii) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the indenture (including its Subsidiary Guarantee) pursuant to a supplemental indenture; or

            (b)   such transaction does not violate the provisions of the indenture described under the caption "—Repurchase at the Option of Holders—Asset Sales."

        The Subsidiary Guarantee of a Subsidiary Guarantor will be released as set forth under the caption "—Covenants—Subsidiary Guarantees," and will also be released immediately:

          (1)   upon any sale or other disposition of all or substantially all of the properties or assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) PDC or a Restricted Subsidiary, if the sale or other disposition does not violate the provisions of the indenture described below under the caption "—Repurchase at the Option of Holders—Asset Sales;"

          (2)   upon any sale or other disposition of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) PDC or a Restricted

  Subsidiary, if the sale or other disposition does not violate the provisions of the indenture described under "—Repurchase at the Option of Holders—Asset Sales" and such Subsidiary Guarantor no longer qualifies as a Subsidiary of PDC as a result of such disposition;

          (3)   upon designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in accordance with the provisions of the indenture described below under the caption "—Covenants—Designation of Restricted and Unrestricted Subsidiaries;"

          (4)   upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided pursuant to the defeasance or satisfaction and discharge provisions of the indenture as described below under the captions "—Legal Defeasance and Covenant Defeasance;" and "—Satisfaction and Discharge;" or

          (5)   upon the liquidation or dissolution of such Subsidiary Guarantor, provided no Default or Event of Default occurs as a result thereof or has occurred or is continuing.

Optional Redemption

        Except as described in the last paragraph of "—Repurchase at the Option of Holders—Change of Control Triggering Event," the notes are not redeemable until May 15, 2021. On and after May 15, 2021, PDC may redeem all or a part of the notes, from time to time, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Years	Redemption price
2021	104.313%
2022	102.875%
2023	101.438%
2024 and thereafter	100.000%

        At any time or from time to time prior to May 15, 2021, PDC may also redeem all or a part of the notes, at a redemption price equal to the Make-Whole Price, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        "Make-Whole Price" with respect to any notes to be redeemed, means an amount equal to the greater of:

          (1)   100% of the principal amount of such notes; and

          (2)   the sum of the present values of (a) the redemption price of such notes at May 15, 2021 (as set forth above) and (b) the remaining scheduled payments of interest from the redemption date to May 15, 2021 (not including any portion of such payments of interest accrued as of the redemption date) discounted back to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points;

plus, in the case of both (1) and (2), accrued and unpaid interest on such notes, if any, to the redemption date.

        "Comparable Treasury Issue" means, with respect to notes to be redeemed, the U.S. Treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the redemption date to May 15, 2021, that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity; provided that if such period is less than one year, then the U.S. Treasury security having a maturity of one year shall be used.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

        "Independent Investment Banker" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors, or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by PDC.

        "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors and three additional primary Government Securities dealers in New York City (each a "Primary Treasury Dealer") selected by PDC, and their respective successors; provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a primary Government Securities dealer in New York City, PDC shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(159)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

        The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. PDC will notify the trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the trustee shall not be responsible for such calculation.

        In addition, prior to May 15, 2021, PDC may on any one or more occasions redeem up to 35% of the principal amount of the notes with all or a portion of the net cash proceeds of one or more Equity Offerings at a redemption price equal to 105.750% of the principal amount thereof, plus accrued and unpaid interest, if any, on the notes redeemed to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

          (1)   at least 65% of the aggregate principal amount of the notes issued on the Issue Date (excluding notes held by PDC and its Subsidiaries) remains outstanding after each such redemption; and

          (2)   the redemption occurs within 180 days after the closing of such Equity Offering.

        Notice of any redemption upon an Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may at PDC's discretion, be subject to one or more conditions precedent, including, but not limited to completion of the related Equity Offering.

        Unless PDC defaults in the payment of the redemption price, interest, if any, will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes in global form, the trustee will select notes for redemption based on DTC's required method), unless otherwise required by law or applicable stock exchange requirements.

        Notes redeemed in part must be redeemed only in amounts of $2,000 or whole multiples of $1,000 in excess thereof (subject to the procedures of DTC or any other depositary). Notices of redemption will be mailed by first class mail or delivered in accordance with the procedures of DTC at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed or delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

        If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption, unless PDC defaults in making the redemption payment, in which case interest will continue to accrue on notes or portions of notes called for redemption until the redemption price is paid. Any redemption or notice of redemption may, at our discretion, be subject to one or more conditions precedent and, in the case of a redemption with the net cash proceeds of an Equity Offering, be given prior to the completion of the related Equity Offering.

Open Market Purchases; Mandatory Redemption; No Sinking Fund

        We may at any time and from time to time purchase notes in the open market or otherwise. We are not required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase notes pursuant to the covenants described under the caption "—Repurchase at the Option of Holders."

Repurchase at the Option of Holders

  Change of Control Triggering Event

        If a Change of Control Triggering Event occurs, each holder of notes will have the right to require PDC to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder's notes pursuant to an offer (a "Change of Control Offer") on the terms set forth in the indenture. In the Change of Control Offer, PDC will offer a payment in cash (the "Change of Control Payment") equal to not less than 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to the date of purchase (the "Change of Control Payment Date"), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        Within 30 days following any Change of Control Triggering Event, or, at PDC's option, prior to such Change of Control Triggering Event but after the Change of Control is publicly announced, PDC will provide a notice to each holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered or such later date as is necessary to comply with requirements under the Exchange Act, pursuant to the procedures required by the indenture and described in such notice. PDC will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the indenture, PDC will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the indenture by virtue of such compliance.

        On the Change of Control Payment Date, PDC will, to the extent lawful:

          (1)   accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (3)   deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by PDC.

        The paying agent will promptly mail or wire transfer to each holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date unless PDC defaults in making the Change of Control Payment, in which case interest will continue to accrue on notes accepted for payment until the Change of Control Payment is made. PDC will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described herein that require PDC to make a Change of Control Offer following a Change of Control Triggering Event will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the indenture will not contain provisions that permit the holders of the notes to require that PDC repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        PDC will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the price, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by PDC and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) PDC has given notice of redemption pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a Default in payment of the applicable redemption price.

        A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. Notes repurchased by PDC pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and cancelled, at PDC's option. Notes purchased by a third party pursuant to the preceding paragraph will have the status of notes issued and outstanding.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of PDC and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under New York law, which is the governing law of the indenture. Accordingly, the ability of a holder of notes to require PDC to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of PDC and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

        In the event that holders of at least 90% of the aggregate principal amount of the outstanding notes accept a Change of Control Offer and PDC (or any third party making such Change of Control Offer, in lieu of PDC, as described above) purchases all of the notes held by such holders, PDC will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following a Change of Control Payment Date, to redeem all, but not less than all, of the notes that remain outstanding at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the notes that remain outstanding, to the date of redemption (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

Asset Sales

        PDC will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   PDC (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2)   (x) at least 75% of the consideration received in respect of such Asset Sale by PDC or such Restricted Subsidiary is in the form of cash or Cash Equivalents or (y) the Fair Market Value of all forms of consideration other than cash and Cash Equivalents received for all Asset Sales since the Issue Date does not exceed in the aggregate 10% of the Adjusted Consolidated Net Tangible Assets of PDC at the time each determination is made. For purposes of this provision, each of the following will be deemed to be cash:

            (a)   any liabilities, as shown on PDC's most recent consolidated balance sheet, of PDC or any Restricted Subsidiary (other than contingent liabilities, Subordinated Debt and any obligations in respect of preferred stock) that are assumed by the transferee of any such assets or Equity Interests pursuant to (1) a customary novation agreement (or other legal documentation with the same effect) that includes a full release of PDC or such Restricted Subsidiary from any and all liability therefor or (2) an assignment agreement that includes, in lieu of such release, the agreement of the transferee or its parent company to indemnify and hold harmless PDC or such Restricted Subsidiary from and against any loss, liability or other cost in respect of such assumed liability;

            (b)   Liquid Securities;

            (c)   promissory notes or other obligations of the transferee in the Asset Sale that are converted to cash or Cash Equivalents within 180 days of the Asset Sale; and

            (d)   Additional Assets.

        Notwithstanding the foregoing, the 75% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale or, if PDC has entered into a binding commitment or commitments with respect to any of the actions described in clauses (2) or (3) below, within the later of (x) 365 days after the receipt of any Net Proceeds from an Asset Sale or (y) 180 days after the entering into of such commitment or commitments, PDC (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

          (1)   to permanently repay or purchase Senior Debt;

          (2)   to invest in Additional Assets; or

          (3)   to make capital expenditures in respect of a Related Business of PDC or any of its Restricted Subsidiaries.

        However, pending application or investment of such Net Proceeds as provided in clauses (1) through (3), such Net Proceeds may be applied to temporarily reduce revolving credit Indebtedness. An amount equal to any Net Proceeds from Asset Sales that are not applied or invested as provided in clauses (1) through (3) above will constitute "Excess Proceeds."

        Within ten Business Days after the aggregate amount of Excess Proceeds exceeds $30 million, PDC will make an offer (an "Asset Sale Offer") to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, PDC or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, PDC will use the Excess Proceeds to purchase the notes and such other pari passu Indebtedness on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the properties or assets of PDC and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the indenture described under the caption "—Repurchase at the Option of Holders—Change of Control Triggering Event" and/or the provisions described under the caption "—Covenants—Merger, Consolidation or Sale of Substantially All Assets" and not by the provisions of the Asset Sales covenant.

        PDC will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the indenture, or compliance with the Asset Sales provisions of the indenture would constitute a violation of any such laws or regulations, PDC will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sales provisions of the indenture by virtue of such compliance.

        The Senior Credit Agreement contains, and future debt agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require PDC to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control Triggering Event or Asset Sale itself does not, due to the financial effect of such repurchases on PDC or otherwise. In the event a Change of Control Triggering Event or Asset Sale occurs at a time when PDC is prohibited from purchasing notes, PDC could seek the consent of the applicable lenders to the purchase of notes or could attempt to refinance the Indebtedness that contain such prohibitions. If PDC does not obtain a consent or repay that Indebtedness, PDC will remain prohibited from purchasing notes. In that case, PDC's failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under other Indebtedness. Finally, PDC's ability to pay cash to the holders of notes upon a repurchase may be limited by PDC's then-existing financial resources. See "Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control triggering event as required by the indenture governing the notes."

Covenants

  Restricted Payments

        PDC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any other payment or distribution on account of PDC's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving PDC or any of its Restricted Subsidiaries) or to the direct or indirect holders of PDC's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of PDC and other than dividends or distributions payable to PDC or any Restricted Subsidiary);

          (2)   purchase, redeem or otherwise acquire or retire for value (including, without limitation, any such purchase, redemption, acquisition or retirement made in connection with any merger or consolidation involving PDC) any Equity Interests of PDC or any direct or indirect parent company of PDC;

          (3)   make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except a payment of interest or principal at or within three Business Days prior to or after the Stated Maturity thereof (excluding (a) any intercompany Indebtedness between or among PDC and any of its Restricted Subsidiaries or (b) the purchase or other acquisition of Subordinated Debt acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase or other acquisition); or

          (4)   make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (1)   no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

          (2)   PDC would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by PDC and its Restricted Subsidiaries since the Existing Senior Notes Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9) and (12) of the next succeeding paragraph), is equal to or less than the sum, without duplication, of:

            (a)   50% of the Consolidated Net Income of PDC for the period (taken as one accounting period) from the beginning of the most recent fiscal quarter commencing before the Existing Senior Notes Issue Date to the end of PDC's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

            (b)   100% of (A) (i) the aggregate net cash proceeds and (ii) the Fair Market Value of (x) marketable securities (other than marketable securities of PDC or an Affiliate of PDC), (y) Capital Stock of a Person (other than PDC or an Affiliate of PDC) engaged primarily in any Related Business and (z) other assets used or useful in any Related Business, in each case received by PDC since the Existing Senior Notes Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of PDC (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of PDC that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of PDC), (B) with respect to Indebtedness that is incurred on or after the Existing Senior Notes Issue Date, the amount by which such Indebtedness of PDC or any of its Restricted Subsidiaries is reduced on PDC's consolidated balance sheet upon the conversion or exchange after the Existing Senior Notes Issue Date of any such Indebtedness into or for Equity Interests of PDC (other than Disqualified Stock), and (C) the aggregate net cash proceeds, if any, received by PDC or any of its Restricted Subsidiaries upon any conversion or exchange described in clause (A) or (B) above; plus

            (c)   with respect to Restricted Investments made by PDC and its Restricted Subsidiaries after the Existing Senior Notes Issue Date, an amount equal to the sum, without duplication, of (A) the net reduction in such Restricted Investments in any Person resulting from (i) repayments of loans or advances, or other transfers of assets, in each case to PDC or any Restricted Subsidiary, (ii) other repurchases, repayments or redemptions of such Restricted Investments, (iii) the sale of any such Restricted Investment to a purchaser other than PDC or a Subsidiary of PDC or (iv) the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) that constituted a Restricted Investment plus (B) with respect to any Unrestricted Subsidiary designated as such after the Existing Senior Notes Issue Date that is redesignated as a Restricted Subsidiary after the Existing Senior Notes Issue Date, the Fair Market Value of PDC's Investment in such Subsidiary held by PDC or any of its Restricted Subsidiaries at the time of such redesignation; plus

            (d)   100% of any dividends received by PDC or a Restricted Subsidiary after the Existing Senior Notes Issue Date from an Unrestricted Subsidiary, to the extent such dividends were not otherwise included in the Consolidated Net Income of PDC for such period.

The preceding provisions will not prohibit:

          (1)   the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

          (2)   the making of any Restricted Payment in exchange for, or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of PDC) of, Equity Interests of PDC (other than Disqualified Stock and other than Equity Interests issued or sold to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by PDC or any of its Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination) or from the substantially concurrent contribution of common equity capital to PDC; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph and clause (7) of this paragraph;

          (3)   the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt (including the payment of any required premium and any fees and expenses incurred in connection with such purchase, redemption, defeasance or other acquisition or retirement) with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

          (4)   the purchase, redemption or other acquisition or retirement for value of any Equity Interests of PDC or any Restricted Subsidiary held by any of PDC's or any of its Restricted Subsidiaries' current or former directors or employees in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy PDC's or such Restricted Subsidiary's tax withholding obligation with respect to such exercise or vesting;

          (5)   purchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

          (6)   payments to fund the purchase, redemption or other acquisition or retirement for value by PDC of fractional Equity Interests arising out of stock dividends, splits or combinations, business combinations or other transactions permitted by the indenture;

          (7)   as long as no Default has occurred and is continuing or would be caused thereby, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of PDC or any Restricted Subsidiary held by any of PDC's (or any of its Restricted Subsidiaries') current or former directors or employees; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed the sum of (a) $25 million plus (b) the aggregate amount of cash proceeds received by PDC from the sale of PDC's Equity Interests (other than Disqualified Stock) to any such directors or employees that occurs after the Issue Date; provided that the amount of such cash proceeds utilized for any such purchase, redemption or other acquisition or retirement will be excluded from clause (3)(b) of the immediately preceding paragraph and clause (2) of this paragraph plus (c) the cash proceeds of key man life insurance policies received by PDC and its Restricted Subsidiaries after the Issue Date;

          (8)   as long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of PDC or any class or series of preferred stock of any Restricted Subsidiary issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (9)   the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of Equity Interests (other than Disqualified Stock) of such Restricted Subsidiary; provided that such dividend or similar distribution is paid to all holders of such Equity Interests on a pro rata basis based on their respective holdings of such Equity Interests;

          (10) purchases of Subordinated Debt at a purchase price not greater than (a) 101% of the principal amount of such Subordinated Debt and accrued and unpaid interest thereon in the event of a Change of Control or (b) 100% of the principal amount of such Subordinated Debt and accrued and unpaid interest thereon in the event of an Asset Sale in connection with any change of control offer or asset sale offer required by the terms of such Subordinated Debt, but only if:

              (i)  in the case of a Change of Control Triggering Event, PDC has first complied with and fully satisfied its obligations under the covenant described under "—Repurchase at the Option of Holders—Change of Control Triggering Event;" or

             (ii)  in the case of an Asset Sale, PDC has complied with and fully satisfied its obligations under the covenant described under "—Repurchase at the Option of Holders—Asset Sales;"

          (11) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of all or substantially all of the assets of PDC that complies with the provisions described under the caption "—Merger, Consolidation or Sale of Substantially All Assets;" and

          (12) other Restricted Payments in an aggregate amount at any time outstanding not to exceed $50 million.

        The amount of all Restricted Payments (other than cash) shall be the Fair Market Value, on the date of such Restricted Payment, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be paid, transferred or issued by PDC or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount, and the Fair Market Value of any non-cash Restricted Payment shall be determined in accordance with the definition of that term. For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (12) above or is entitled to be made pursuant to the first paragraph of this covenant, PDC shall, in its sole discretion, classify such Restricted Payment, or later classify, reclassify or re-divide all or a portion of such Restricted Payment, in any manner that complies with this covenant.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        PDC will not, and will not permit any of its Restricted Subsidiaries to directly or indirectly create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur;" with "incurrence" having a correlative meaning) any Indebtedness (including Acquired Debt), and PDC will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that PDC may incur Indebtedness (including Acquired Debt) and issue Disqualified Stock, and Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) and issue preferred stock, if the Fixed Charge Coverage Ratio for PDC's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        Notwithstanding the foregoing, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any Disqualified Stock or preferred stock described below (collectively, "Permitted Debt"):

          (1)   the incurrence by PDC and any Restricted Subsidiary of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of PDC and its Restricted Subsidiaries thereunder) not to exceed the greatest of (i) $1.4 billion, (ii) the sum of $500 million plus an amount equal to 35.0% of Adjusted Consolidated Net Tangible Assets of PDC and (iii) the Borrowing Base, in each case of clauses (ii) and (iii), determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom;

          (2)   the incurrence by PDC and its Restricted Subsidiaries of Existing Indebtedness;

          (3)   the incurrence by PDC of Indebtedness represented by the notes;

          (4)   the incurrence by PDC or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, improvement, deployment, refurbishment or modification of property, plant or equipment or furniture, fixtures and equipment, in each case, used in the business of PDC or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $50 million and (b) 4.0% of Adjusted Consolidated Net Tangible Assets of PDC, determined as of the date of the incurrence of such Indebtedness;

          (5)   the incurrence or issuance by PDC or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness (other than intercompany Indebtedness) or Disqualified Stock of PDC, or Indebtedness (other than intercompany Indebtedness) or preferred stock of any Restricted Subsidiary, in each case that was permitted by the indenture to be incurred or issued under the first paragraph of this covenant or clause (2), (3), (4), (10) or (15) of this paragraph or this clause (5);

          (6)   the incurrence by PDC or any of its Restricted Subsidiaries of intercompany Indebtedness between or among PDC and any of its Restricted Subsidiaries; provided, however, that (a) if PDC or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not PDC or a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the notes, in the case of PDC, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor; and (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than PDC or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either PDC or a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by PDC or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7)   the issuance by any of PDC's Restricted Subsidiaries to PDC or to any of its Restricted Subsidiaries of any preferred stock; provided, however, that:

            (a)   any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than PDC or a Restricted Subsidiary; and

            (b)   any sale or other transfer of any such preferred stock to a Person that is not either PDC or a Restricted Subsidiary, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

          (8)   the incurrence of obligations of PDC or a Restricted Subsidiary pursuant to Hedging Obligations;

          (9)   the Guarantee by PDC or any of the Subsidiary Guarantors of Indebtedness of PDC or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

          (10) the incurrence by PDC or any Restricted Subsidiary of Permitted Acquisition Indebtedness;

          (11) the incurrence by PDC or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

          (12) the incurrence by PDC or any Restricted Subsidiary of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of PDC and its Restricted Subsidiaries;

          (13) the incurrence by PDC or any Restricted Subsidiary of Indebtedness constituting reimbursement obligations with respect to letters of credit; provided that, upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

          (14) the incurrence by PDC or any of its Restricted Subsidiaries of Indebtedness in the form of Guarantees of Indebtedness of joint ventures; provided that the aggregate principal amount of the Obligations incurred pursuant to such Guarantees shall not exceed the greater of (a) $100 million and (b) 4.0% of Adjusted Consolidated Net Tangible Assets, determined as of the date of each incurrence of such Guarantee after giving pro forma effect to the application of proceeds of the Indebtedness being guaranteed; and

          (15) the incurrence by PDC or any of the Restricted Subsidiaries of Indebtedness in an aggregate principal amount that, when taken together with all other Indebtedness of PDC and its Restricted Subsidiaries outstanding on the date of such incurrence (other than Indebtedness permitted by clauses (1) through (14) above or the first paragraph of this covenant) and any Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (15) does not exceed the greater of (a) 5.0% of Adjusted Consolidated Net Tangible Assets of PDC, determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom and (b) $150 million.

        PDC will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of PDC or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Subsidiary Guarantee, on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of PDC solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

        For purposes of determining compliance with this "—Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, (a) in the event that an item of proposed Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) of the second paragraph of this covenant, or is entitled to be incurred or issued pursuant to the first paragraph of this covenant, PDC will be permitted to divide and classify such item on the date of its incurrence or issuance, or later divide and reclassify all or a portion of such item, in any manner that complies with this covenant and (b) all Indebtedness outstanding on the Issue Date under the Senior Credit Agreement shall be deemed to have been Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and may not be later divided or reclassified pursuant to clause (a) of this sentence. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional Disqualified Stock or preferred stock of the same class will be deemed not to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of PDC as accrued.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that PDC or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

  Limitation on Liens

        PDC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or permit to exist any Lien (the "Initial Lien"), other than Permitted Liens, upon any of its property or assets (including Capital Stock and Indebtedness of any Subsidiaries of PDC and including any income or profits from such property or assets), whether owned on the Issue Date or thereafter acquired, which Lien secures any Subordinated Debt or other Indebtedness, unless:

          (1)   in the case of Liens securing Subordinated Debt of PDC or a Subsidiary Guarantor, the notes or Subsidiary Guarantee, as applicable, are secured by a Lien on such property or assets on a senior basis to the Subordinated Debt so secured with the same priority as the notes or such Subsidiary Guarantee, as applicable, has to such Subordinated Debt until such time as such Subordinated Debt is no longer so secured by a Lien; and

          (2)   in the case of Liens securing other Indebtedness of PDC or a Subsidiary Guarantor, the notes or Subsidiary Guarantees, as applicable, are secured by a Lien on such property or assets on an equal and ratable basis with the other Indebtedness so secured until such time as such other Indebtedness is no longer so secured by a Lien.

        Any Lien securing the notes or Subsidiary Guarantees created pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the unconditional release and discharge of the Initial Lien.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        PDC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a)   pay dividends or make any other distributions on its Capital Stock to PDC or any of its Restricted Subsidiaries, or pay any Indebtedness owed to PDC or any of its Restricted Subsidiaries;

          (b)   make loans or advances to PDC or any of its Restricted Subsidiaries; or

          (c)   sell, lease or transfer any of its properties or assets to PDC or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under, by reason of or with respect to:

          (1)   the Senior Credit Agreement, any Existing Indebtedness, Capital Stock or any other agreements or instruments, in each case as in effect on the Issue Date and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Executive Officer and the Chief Financial Officer of PDC, no more restrictive, taken as a whole, than those contained in the applicable agreements or instruments as in effect on the Issue Date;

          (2)   the indenture, the notes and the Subsidiary Guarantees;

          (3)   applicable law, rule, regulation, order, approval, permit or similar restriction;

          (4)   any instrument governing Indebtedness or Capital Stock of a Person acquired by PDC or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided, that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Executive Officer and Chief Financial Officer of PDC, no more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

          (5)   customary non-assignment provisions in contracts, leases and licenses (including, without limitation, licenses of intellectual property) entered into in the ordinary course of business;

          (6)   any agreement for the sale or other disposition of the Equity Interests in, or all or substantially all of the properties or assets of, a Restricted Subsidiary, that restricts distributions by the applicable Restricted Subsidiary pending the sale or other disposition;

          (7)   Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive,

  taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (8)   Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Limitation on Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

          (9)   the issuance of preferred stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such preferred stock is permitted pursuant to the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" and the terms of such preferred stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such preferred stock prior to paying any dividends or making any other distributions on such other Capital Stock);

          (10) other Indebtedness of PDC or any of its Restricted Subsidiaries permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;" provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to PDC and its Restricted Subsidiaries, taken as a whole, in the reasonable good faith judgment of the Chief Executive Officer and Chief Financial Officer of PDC, than the provisions contained in the Senior Credit Agreement as in effect on the Issue Date;

          (11) Indebtedness incurred or Capital Stock issued by any Restricted Subsidiary, provided that the restrictions contained in the agreements or instruments governing such Indebtedness or Capital Stock (a) apply only in the event of a payment default or a default with respect to a financial covenant in such agreement or instrument or (b) will not materially affect PDC's ability to pay all principal, interest and premium, if any, on the notes, in the reasonable good faith judgment of the Chief Executive Officer or Chief Financial Officer of PDC;

          (12) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

          (13) Hedging Obligations permitted from time to time under the indenture;

          (14) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

          (15) with respect only to encumbrances or restrictions of the type referred to in clause (c) of the immediately preceding paragraph:

            (a)   customary nonassignment provisions (including provisions forbidding subletting) in leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in oil and gas properties to the extent such provisions restrict the transfer of the lease, the property leased thereunder or the other interests therein;

            (b)   provisions limiting the disposition or distribution of assets or property in, or transfer of Capital Stock of, joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into (i) in the ordinary course of business, or (ii) with the approval of PDC's Board of Directors, which limitations are applicable only to the assets, property or Capital Stock that are the subject of such agreements; and

            (c)   Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments to the extent such encumbrance or restriction restricts the transfer of the property (including Capital Stock) subject to such Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments.

  Transactions with Affiliates

        PDC will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of PDC (each, an "Affiliate Transaction"), involving aggregate payments or consideration in excess of $1 million, unless:

          (1)   the Affiliate Transaction is on terms that are no less favorable to PDC or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by PDC or such Restricted Subsidiary with a Person that is not an Affiliate of PDC; and

          (2)   PDC delivers to the trustee:

            (a)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, a resolution of the Board of Directors of PDC set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of PDC; and

            (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, an opinion as to the fairness to PDC or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1)   any employment, consulting or similar agreement or arrangement, stock option or stock ownership plan, employee benefit plan, officer or director indemnification agreement, restricted stock agreement, severance agreement or other compensation plan or arrangement entered into by PDC or any of its Restricted Subsidiaries in the ordinary course of business and payments, awards, grants or issuances of securities pursuant thereto;

          (2)   transactions between or among PDC and/or its Restricted Subsidiaries;

          (3)   transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of PDC solely because PDC owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

          (4)   reasonable fees and expenses and compensation paid to, and indemnity or insurance provided on behalf of, officers, directors or employees of PDC or any of its Restricted Subsidiaries;

          (5)   any issuance of Equity Interests (other than Disqualified Stock) of PDC to, or receipt of a capital contribution from, Affiliates of PDC;

          (6)   Restricted Payments that do not violate the provisions of the indenture described above under the caption "—Restricted Payments" or any Permitted Investments;

          (7)   loans or advances to employees in the ordinary course of business or consistent with past practice;

          (8)   advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

          (9)   the performance of obligations of PDC or any of its Restricted Subsidiaries under the terms of any written agreement to which PDC or any of its Restricted Subsidiaries was a party on the Issue Date, as these agreements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement entered into after the Issue Date will be permitted to the extent that its terms do not materially and adversely affect the rights of any holders of the notes (as determined in good faith by the Board of Directors of PDC) as compared to the terms of the agreements in effect on the Issue Date;

          (10) (a) guarantees of performance by PDC and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for Guarantees of Indebtedness in respect of borrowed money, and (b) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;

          (11) transactions between PDC or any Restricted Subsidiary and any Person, a director of which is also a director of PDC or any direct or indirect parent company of PDC and such director is the sole cause for such Person to be deemed an Affiliate of PDC or any Restricted Subsidiary; provided, however, that such director abstains from voting as director of PDC or such direct or indirect parent company of PDC, as the case may be, on any matter involving such other Person; and

          (12) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, provided that in the reasonable determination of the Board of Directors of PDC or the senior management of PDC, such transactions are on terms not materially less favorable to PDC or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of PDC.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of PDC may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by PDC and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation. That designation will only be permitted if the applicable Restricted Subsidiary meets the definition of an Unrestricted Subsidiary and if such Investment would be permitted at that time, either pursuant to (a) the covenant described above under the caption "—Restricted Payments" or (b) the definition of Permitted Investment.

        Any designation of a Subsidiary of PDC as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of PDC giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of the definition of "Unrestricted Subsidiary" set forth below under "—Definitions," it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," PDC will be in Default of such covenant.

        The Board of Directors of PDC may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

  Reports

        Regardless of whether required by the rules and regulations of the SEC, so long as any notes are outstanding, PDC will file with the SEC for public availability, within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing, in which case PDC will comply with the requirements described in the second succeeding paragraph):

          (1)   all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if PDC were required to file such reports; and

          (2)   all current reports that would be required to be filed with the SEC on Form 8-K if PDC were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on PDC's consolidated financial statements by PDC's certified independent accountants.

        If, at any time, PDC is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, PDC will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. PDC will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept PDC's filings for any reason, PDC will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if PDC were required to file those reports with the SEC. Any default or event of default arising from a failure to file with the SEC or post in a timely manner any information shall be deemed cured upon filing or posting such information.

  Subsidiary Guarantees

        If, after the Issue Date, any Domestic Restricted Subsidiary that is not already a Subsidiary Guarantor both:

          (1)   Guarantees (or otherwise becomes liable for) Obligations under the Senior Credit Agreement, and

          (2)   constitutes a Material Subsidiary,

then such Subsidiary will become a Subsidiary Guarantor by executing and delivering a supplemental indenture, in the form provided for in the indenture, to the trustee within 30 days of the date on which it is required to become a Subsidiary Guarantor.

        If, at any date after the Issue Date, PDC's Domestic Restricted Subsidiaries that are not Subsidiary Guarantors are Material in the Aggregate, then PDC shall cause one or more of such Domestic Restricted Subsidiaries (the selection thereof to be at PDC's discretion) to promptly become

Subsidiary Guarantors by executing and delivering a supplemental indenture, in the form provided for in the indenture, such that, after giving effect thereto, the remaining Domestic Restricted Subsidiaries would not be Material in the Aggregate and otherwise not meet the definition of "Material Subsidiary."

        The Subsidiary Guarantee of a Subsidiary Guarantor will be released at such time as such Subsidiary Guarantor ceases to (i) Guarantee (or otherwise be liable for) Obligations under the Senior Credit Agreement or (ii) constitute a Material Subsidiary or, if after giving effect to such release, PDC's Domestic Restricted Subsidiaries would not be Material in the Aggregate.

  Merger, Consolidation or Sale of Substantially All Assets

        PDC will not (1) consolidate or merge with or into another Person (regardless of whether PDC is the surviving corporation), convert into another form of entity or continue in another jurisdiction; or (2), directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

          (1)   either: (a) PDC is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger or resulting from such conversion (if other than PDC) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2)   the Person formed by or surviving any such conversion, consolidation or merger (if other than PDC) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of PDC under the notes and the indenture (and the Registration Rights Agreement, if any obligations thereunder remain unsatisfied) pursuant to agreements; provided that, unless such Person is a corporation, a corporate co-issuer of the notes will be added to the indenture by a supplement to the indenture;

          (3)   immediately after such transaction or transactions, no Default or Event of Default exists; and

          (4)   PDC or the Person formed by or surviving any such consolidation or merger (if other than PDC), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, would (on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period) either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;" or (b) have a Fixed Charge Coverage Ratio that is not less than the Fixed Charge Coverage Ratio of PDC and its Restricted Subsidiaries immediately before such transaction.

        For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of PDC, which properties or assets, if held by PDC instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of PDC on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of PDC.

        The surviving entity will succeed to, and be substituted for, and may exercise every right and power of, PDC under the indenture; provided, however, that PDC will not be released from the obligation to pay the principal of, premium, if any, and interest on the notes in the case of a lease of all or substantially all of PDC's properties or assets in a transaction that is subject to, and that complies with the provisions of, this covenant.

        Notwithstanding the restrictions described above, any Restricted Subsidiary may consolidate with, merge into or dispose of all or part of its properties or assets to PDC, PDC may merge into a Restricted Subsidiary for the purpose of reincorporating PDC in another jurisdiction, and any Restricted Subsidiary may consolidate with, merge into or dispose of all or part of its properties or assets to another Restricted Subsidiary.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties or assets of a Person.

Covenant Suspension

        From and after the occurrence of an Investment Grade Rating Event, the covenants specifically listed under the following captions in this prospectus will be suspended:

          (a)   clause (4) of the covenant described under "—Covenants—Merger, Consolidation or Sale of Substantially All Assets" and

          (b)   the provisions of the indenture described above under the following headings:

      •
      "—Repurchase at the Option of Holders—Asset Sales;"

      •
      "—Covenants—Restricted Payments;"

      •
      "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;"

      •
      "—Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;" and

      •
      "—Covenants—Transactions with Affiliates."

        During any period that the foregoing covenants have been suspended (the "Suspension Period"), PDC may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption "—Covenants—Designation of Restricted and Unrestricted Subsidiaries." We and our Restricted Subsidiaries will remain subject to all other covenants in the indenture, including those described above under "Repurchase at the Option of Holders—Change of Control Triggering Event" and "—Covenants—Subsidiary Guarantees."

        Notwithstanding the foregoing, if the rating assigned to the notes by both Rating Agencies should subsequently decline to below an Investment Grade Rating, the foregoing covenants will be reinstituted as of and from the date of such rating decline. Calculations under the reinstated "Restricted Payments" covenant will be made as if the "Restricted Payments" covenant had been in effect since the Issue Date except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Furthermore, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been incurred or issued pursuant to clause (2) of the definition of "Permitted Debt." In addition, for purposes of the covenant described under "—Covenants—Transactions with Affiliates," all agreements and arrangements entered into by the Company or any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period will be deemed to have been entered into prior to the Issue Date and permitted by clause (9) of such covenant, and for purposes of the covenant described under "—Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," all contracts entered into during the Suspension Period that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Issue Date.

        There can be no assurance that the notes will ever achieve an Investment Grade Rating, or that any such rating will be maintained.

Events of Default

        Under the indenture, each of the following will constitute an "Event of Default" with respect to the notes:

          (1)   default for 30 days in the payment when due of interest on the notes;

          (2)   default in the payment when due of the principal of, or premium, if any, on the notes;

          (3)   failure by PDC to comply with its obligations under "—Covenants—Merger, Consolidation or Sale of Substantially All Assets" or to consummate a purchase of notes when required pursuant to the covenants described under the caption "—Repurchase at the Option of Holders;"

          (4)   failure by PDC or any of its Restricted Subsidiaries for 30 days after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes to comply with the provisions described under the captions "—Covenants—Restricted Payments" or "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" or to comply with the provisions described under the caption "—Repurchase at the Option of Holders" to the extent not described in clause (3) above;

          (5)   (a) except as addressed in subclause (b) of this clause (5), failure by PDC or any of its Restricted Subsidiaries for 60 days after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes to comply with any of the other agreements in the indenture or the notes or (b) failure by PDC for 180 days after notice from the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes to comply with the covenant described under the caption "—Covenants—Reports;"

          (6)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by PDC or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by PDC or any of its Restricted Subsidiaries), other than Indebtedness owed to PDC or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

            (a)   is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("Payment Default"); or

            (b)   results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more;

          (7)   failure by PDC or any Significant Subsidiary or group of PDC's Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for PDC and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $50 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

          (8)   except as permitted by the indenture, any Subsidiary Guarantee is held in a judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee; or

          (9)   certain events of bankruptcy, insolvency or reorganization with respect to PDC or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for PDC and its Restricted Subsidiaries), would constitute a Significant Subsidiary.

        The indenture will provide that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to PDC, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all then outstanding notes will become due and payable immediately without further action or notice. However, the effect of such provision may be limited by applicable law. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all of the notes to be due and payable immediately by notice in writing to PDC and, in case of a notice by holders, also to the trustee specifying the respective Event of Default and that it is a notice of acceleration.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power with respect to the notes. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

        Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

          (a)   such holder has previously given the trustee notice of a continuing Event of Default;

          (b)   holders of at least 25% in aggregate principal amount of the then outstanding notes have made a written request to the trustee to pursue the remedy;

          (c)   such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

          (d)   the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (e)   holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes.

        Notwithstanding the foregoing, if an Event of Default specified in clause (6) above shall have occurred and be continuing, such Event of Default and any consequential acceleration (to the extent not in violation of any applicable law or in conflict with any judgment or decree of a court of competent jurisdiction) shall be automatically rescinded if (a) (i) the Indebtedness that is the subject of such Event of Default has been repaid or (ii) if the default relating to such Indebtedness is waived by the holders of such Indebtedness or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness and (b) any other existing Events of Default, except nonpayment of principal, premium, if any, or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

        PDC is required to deliver to the trustee annually an Officers' Certificate regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, PDC is required within five Business Days to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, stockholder, member, manager or partner of PDC or any Subsidiary Guarantor, as such, will have any liability for any obligations of PDC or the Subsidiary Guarantors under the notes, the indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        PDC may, at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Subsidiary Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

          (1)   the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due from the trust referred to below;

          (2)   PDC's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the trustee, and PDC's and the Subsidiary Guarantors' obligations in connection therewith; and

          (4)   the Legal Defeasance and Covenant Defeasance provisions of the indenture.

        In addition, PDC may, at its option and at any time, elect to have the obligations of PDC and the Subsidiary Guarantors released with respect to the provisions of the indenture described above under "—Repurchase at the Option of Holders" and under "—Covenants" (other than the covenant described under "—Covenants—Merger, Consolidation or Sale of Substantially All Assets," except to the extent described below) and the limitation imposed by clause (4) under "—Covenants—Merger, Consolidation or Sale of Substantially All Assets" (such release and termination being referred to as "Covenant Defeasance"), and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs in accordance with the indenture, the Events of Default described under clauses (3) through (7) under the caption "—Events of Default" and the Event of Default described under clause (9) under the caption "—Events of Default" (but only with respect to Subsidiaries of PDC), in each case, will no longer constitute an Event of Default with respect to the notes. In addition, upon the occurrence of Covenant Defeasance all obligations of the Subsidiary Guarantors with respect to their Subsidiary Guarantees will be discharged.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   PDC must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium, if any, on the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and PDC must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

          (2)   in the case of Legal Defeasance, PDC must deliver to the trustee an opinion of counsel confirming that (a) PDC has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, PDC has delivered to the trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of Liens securing such borrowing);

          (5)   such Legal Defeasance or Covenant Defeasance and the related deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which PDC or any of its Subsidiaries is a party or by which PDC or any of its Subsidiaries is bound;

          (6)   PDC must deliver to the trustee an Officers' Certificate stating that the deposit was not made by PDC with the intent of preferring the holders of notes over the other creditors of PDC with the intent of defeating, hindering, delaying or defrauding any creditors of PDC or others;

          (7)   PDC must deliver to the trustee an Officers' Certificate stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

          (8)   PDC must deliver to the trustee an opinion of counsel, stating that all conditions precedent set forth in clauses (2), (3) and (5) of this paragraph have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture, the debt securities issued thereunder (including the notes) or any Guarantee thereof may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions relating to waivers of past Defaults and rights of holders of notes to receive payment, any existing Default or Event of Default or compliance with any provision of the indenture or the debt securities issued thereunder (including the notes) or any Guarantee thereof may be waived with respect to each series of debt securities with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

        Without the consent of each holder of the outstanding debt securities affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

          (1)   change the Stated Maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the indenture, or change any place of payment where, or the coin or currency in which, any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

          (2)   reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of whose holders is required for any such amendment, supplement or waiver;

          (3)   modify any of the provisions set forth in (i) the provisions of the indenture related to the holder's unconditional contractual right to receive principal, premium, if any, and interest on the debt securities or (ii) the provisions of the indenture related to the waiver of past Defaults under such indenture except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby;

          (4)   waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;

          (5)   release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of such indenture (as supplemented by any supplemental indenture); or

          (6)   make any change in the foregoing amendment and waiver provisions of the indenture.

        Notwithstanding the foregoing, without the consent of any holder of debt securities, PDC, the Subsidiary Guarantors (if any) and the trustee may amend or supplement the indenture or the debt securities or the Guarantees thereof issued thereunder to:

          (1)   cure any ambiguity or defect or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

          (2)   evidence the succession of another Person to PDC and the assumption by any such successor of the covenants of PDC therein and, to the extent applicable, to the debt securities;

          (3)   provide for uncertificated notes in addition to or in place of certificated notes;

          (4)   add a Subsidiary Guarantee and cause any Person to become a Subsidiary Guarantor, and/ or to evidence the succession of another Person to a Subsidiary Guarantor and the assumption by any such successor of the Subsidiary Guarantee of such Subsidiary Guarantor therein;

          (5)   secure the debt securities of any series;

          (6)   add to the covenants of PDC such further covenants, restrictions, conditions or provisions as PDC shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power therein conferred upon PDC and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the indenture as set forth therein; provided, that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the trustee upon such an Event of Default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an Event of Default;

          (7)   make any change to any provision of the indenture that would provide any additional rights or benefits to the holders of the debt securities issued thereunder or that does not adversely affect the rights or interests of any such holder;

          (8)   provide for the issuance of additional debt securities in accordance with the provisions set forth in the indenture on the date of such indenture;

          (9)   add any additional Defaults or Events of Default in respect of all or any series of debt securities;

          (10) change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

          (11) establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

          (12) evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

          (13) conform the text of the indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular pursuant to which such debt securities were offered to the extent that such provision was intended to be a verbatim recitation of a provision of such indenture (and/or any supplemental indenture) or any debt securities or Guarantees issued thereunder;

          (14) add a corporate co-issuer in accordance with the covenant set forth under the caption "—Covenants—Merger, Consolidation or Sale of Substantially All Assets;" or

          (15) modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act, or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under the indenture requiring approval of the holders becomes effective, PDC shall provide to the holders of debt securities affected thereby a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the applicable amendment, supplement or waiver.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

          (1)   either:

            (a)   all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to PDC, have been delivered to the trustee for cancellation; or

            (b)   all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the delivering of a notice of redemption or otherwise or will become due and payable within one year and PDC or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

          (2)   no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of Liens securing such borrowing);

          (3)   such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which PDC or any Subsidiary Guarantor is a party or by which PDC or any Subsidiary Guarantor is bound;

          (4)   PDC or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

          (5)   PDC has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

        In addition, PDC must deliver to the trustee (a) an Officers' Certificate, stating that all conditions precedent set forth in clauses (1) through (5) above have been satisfied and (b) an opinion of counsel, stating that all conditions precedent set forth in clauses (3) and (5) above have been satisfied.

Concerning the Trustee

        If the trustee is a creditor of PDC or any Subsidiary Guarantor, the indenture will limit the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it has any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture and the Registration Rights Agreement without charge by writing to PDC Energy, Inc., 1775 Sherman Street, Suite 3000, Denver, Colorado 80203, Attention: Corporate Secretary.

Governing Law

        The indenture, the notes and the Subsidiary Guarantees will be governed by the laws of the State of New York.

Book-entry, Delivery and Form of the New Notes

        The new notes will be represented by one or more permanent global notes in registered form without interest coupons (the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

        Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. PDC takes no responsibility for these operations and procedures and urges investors to contact DTC or their participants directly to discuss these matters. Neither PDC nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing its operations, and the information in this section is subject to change at any time.

        DTC has advised PDC that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised PDC that, pursuant to procedures established by it:

          (1)   upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

          (2)   ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, PDC, the Subsidiary Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither PDC, the Subsidiary Guarantors, the trustee nor any agent of any of them has or will have any responsibility or liability for:

          (1)   any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2)   any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised PDC that its current practice, at the due date of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or PDC. Neither PDC nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and PDC and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        DTC has advised PDC that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

          (1)   DTC (a) notifies PDC that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case PDC fails to appoint a successor depositary within 90 days;

          (2)   PDC, at its option, notifies the trustee in writing that it elects to cause the issuance of Certificated Notes; or

          (3)   a Default or Event of Default has occurred and is continuing and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes Certificated

        Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See "Transfer Restrictions."

Same Day Settlement and Payment

        PDC will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. PDC will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. PDC expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Registration Rights; Additional Interest

        The following description is a summary of the material provisions of the Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the Registration Rights Agreement in its entirety because it, and not this description, defines your registration rights as holders of the old notes. See "—Additional Information."

        PDC, the Subsidiary Guarantors and the initial purchasers entered into the Registration Rights Agreement on November 29, 2017. PDC and the Subsidiary Guarantors agreed for the benefit of holders of the old notes to file with the SEC and use commercially reasonable efforts to cause to become effective a registration statement relating to an offer to exchange the old notes for the new notes.

        In the event that applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer or if, for any other reason, we do not complete the exchange offer by the 360th day following Issue Date, we will use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the old notes and to keep that shelf registration statement effective until the earlier of one year following the issuance of the old notes and such time as all old notes covered by the shelf registration statement have been sold. We will, in the event of such a shelf registration, provide to each holder copies of a prospectus, notify each holder when the shelf registration statement has become effective, and take certain other actions to permit resales of the old notes. A holder of the old notes that sells old notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales, and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder of the old notes (including certain indemnification obligations).

        If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective or does not automatically become effective) on or before the 360th day following the Issue Date, then we will pay additional interest to all holders of old notes with the effect that the annual interest rate borne by the old notes will be increased by one percentage point (1.0%) until the exchange offer is completed or the shelf registration statement is declared effective (or becomes automatically effective). All accrued additional interest will be paid by PDC on the next scheduled interest payment date in the same manner as interest is paid on the old notes. Following the time that the old notes are registered, the accrual of additional interest will cease. The provisions for additional interest will be the only monetary remedy available to holders under the Registration Rights Agreement.

        The Registration Rights Agreement may be amended or supplemented (and rights of holders of old notes thereunder may be waived) only pursuant to the written consent of the holders of a majority in principal amount of the notes; provided, however, that without the consent of each holder of the outstanding old notes affected, an amendment, supplement or waiver may not (with respect to any old notes held by a non-consenting holder) change any provision of the Registration Rights Agreement in a manner that could affect adversely the rights of such non-consenting holder to receive additional interest in the amount and on the payment dates as provided in the Registration Rights Agreement as in effect on the Issue Date.

Definitions

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, regardless of whether such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specified Person; and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Assets" means:

          (1)   any property or assets (other than Indebtedness and Capital Stock) to be used by PDC or a Restricted Subsidiary in a Related Business;

          (2)   the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by PDC or another Restricted Subsidiary;

          (3)   Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; or

          (4)   Capital Stock of any Restricted Subsidiary; provided that all the Capital Stock of such Subsidiary held by PDC or any of its Restricted Subsidiaries shall entitle PDC or such Restricted Subsidiary to not less than a pro rata portion of all dividends or other distributions made by such Subsidiary upon any of such Capital Stock;

provided, however, that, in the case of clauses (2), (3) and (4), such Subsidiary is primarily engaged in a Related Business.

        "Adjusted Consolidated Net Tangible Assets" means, with respect to any specified Person or Persons (all of such specified Persons, whether one or more, being referred to in this definition as the "Referent Person"), as of the date of determination (without duplication), the remainder of:

          (a)   the sum of:

              (i)  discounted future net revenues from proved oil and gas reserves of such Person and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by PDC in a reserve report prepared as of the end of PDC's most recently completed fiscal year for which audited financial statements are available and giving effect to applicable Oil and Natural Gas Hedging Contracts, (A) as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year-end reserve report, and (2) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since such year-end due to exploration, development, exploitation or other activities, and (B) as decreased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves reflected in such reserve report produced or disposed of since such year-end, and (2) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves reflected in such reserve report since such year-end due to changes in geological conditions or other factors that would, in accordance with standard industry practice, cause such revisions, in each case described in this clause (i) calculated in accordance with SEC guidelines and estimated by PDC's petroleum engineers or any independent petroleum engineers engaged by PDC for that purpose;

             (ii)  the capitalized costs that are attributable to oil and gas properties of the Referent Person and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on PDC's books and records as of a date no earlier than the date of PDC's latest available annual or quarterly financial statements;

            (iii)  the Net Working Capital of the Referent Person on a date no earlier than the date of PDC's latest annual or quarterly financial statements; and

            (iv)  the greater of (A) the net book value of other tangible assets of the Referent Person and its Restricted Subsidiaries, as of a date no earlier than the date of PDC's latest annual or quarterly financial statements, and (B) the appraised value, as estimated by independent appraisers, of other tangible assets of the Referent Person and its Restricted Subsidiaries, as of a date no earlier than the date of PDC's latest audited financial statements (provided that PDC shall not be required to obtain such appraisal solely for the purpose of determining this value); minus

          (b)   the sum of:

              (i)  the net book value of any Capital Stock of a Restricted Subsidiary of the Referent Person that is not owned by the Referent Person or another Restricted Subsidiary of the Referent Person;

             (ii)  to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets of the Referent Person, any net gas-balancing liabilities of the Referent Person and its Restricted Subsidiaries reflected in PDC's latest audited financial statements;

            (iii)  to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in PDC's year-end reserve report), attributable to reserves that are required to be delivered by the Referent Person to third parties to fully satisfy the obligations of the Referent Person and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

            (iv)  the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Referent Person and its Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

        If PDC changes its method of accounting from the successful efforts or a similar method to the full cost method of accounting, "Adjusted Consolidated Net Tangible Assets" of the Referent Person will continue to be calculated as if PDC were still using the successful efforts or a similar method of accounting.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Asset Sale" means:

          (1)   the sale, lease, conveyance or other disposition of any assets or rights (including by way of a Production Payment or a sale and leaseback transaction); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of PDC and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control Triggering Event" and/or the provisions described above under the caption "—Covenants—Merger, Consolidation or Sale of Substantially All Assets" and not by the provisions of the Asset Sales covenant; and

          (2)   the issuance of Equity Interests in any of PDC's Restricted Subsidiaries (other than directors' qualifying shares) or the sale of Equity Interests held by PDC or its Restricted Subsidiaries in any of its Subsidiaries.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (1)   any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20 million;

          (2)   a transfer of assets between or among PDC and its Restricted Subsidiaries;

          (3)   an issuance of Equity Interests by a Restricted Subsidiary to PDC or to a Restricted Subsidiary;

          (4)   the sale, lease or other disposition of equipment, inventory, products, services, accounts receivable or other assets in the ordinary course of business, including in connection with any compromise, settlement or collection of accounts receivable, and any sale or other disposition of damaged, worn-out or obsolete assets or assets that are no longer useful in the conduct of the business of PDC and its Restricted Subsidiaries;

          (5)   the sale or other disposition of cash or Cash Equivalents;

          (6)   a Restricted Payment that does not violate the covenant described above under the caption "—Covenants—Restricted Payments," including the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Restricted Payment;

          (7)   the consummation of a Permitted Investment, including, without limitation, unwinding any Hedging Obligations, and including the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Permitted Investment;

          (8)   a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

          (9)   the farm-out, lease or sublease of developed or undeveloped crude oil or natural gas properties owned or held by PDC or any Restricted Subsidiary in exchange for crude oil and natural gas properties owned or held by another Person;

          (10) the creation or perfection of a Lien (but not, except as contemplated in clause (11) below, the sale or other disposition of the properties or assets subject to such Lien);

          (11) the creation or perfection of a Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

          (12) the licensing or sublicensing of intellectual property, including, without limitation, licenses for seismic data, in the ordinary course of business and which do not materially interfere with the business of PDC and its Restricted Subsidiaries;

          (13) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

          (14) any Production Payments and Reserve Sales; provided that all such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to PDC or a Restricted Subsidiary) shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 90 days after the acquisition of, the oil and gas properties that are subject thereto;

          (15) the sale or other disposition (regardless of whether in the ordinary course of business) of oil and gas properties; provided that, at the time of such sale or other disposition, such properties do not have attributed to them any proved reserves; and

          (16) any trade or exchange by PDC or any Restricted Subsidiary of properties or assets used or useful in a Related Business for other properties or assets used or useful in a Related Business owned or held by another Person (including Capital Stock of a Person engaged in a Related Business that is or becomes a Restricted Subsidiary), including any cash or Cash Equivalents necessary in order to achieve and exchange of equivalent value, provided that the Fair Market Value of the properties or assets traded or exchanged by PDC or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by PDC or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents) to be received by PDC or such Restricted Subsidiary, and provided, further, that any cash received in the transaction must be applied in accordance with the covenant described above under "—Repurchase at the Option of Holders—Asset Sales" as if such transaction were an Asset Sale.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time or upon the occurrence of a subsequent condition. The terms "Beneficially Owns," "Beneficially Owned" and "Beneficially Owning" will have a corresponding meaning.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2)   with respect to a partnership, the board of directors of the general partner of the partnership;

          (3)   with respect to a limited liability company, the managers or managing member or members of such limited liability company (as applicable) or any duly authorized committee of managers or managing members (as applicable) thereof; and

          (4)   with respect to any other Person, the board of directors or duly authorized committee of such Person serving a similar function.

        "Borrowing Base" means, with respect to borrowings under the Senior Credit Agreement and any amendment to and/or modification or replacement of the foregoing in the form of a reserve-based borrowing base credit facility, in each case with lenders that include commercial banks regulated by the U.S. Office of the Comptroller of the Currency, the maximum amount determined or re-determined by the lenders thereunder as the aggregate lending value to be ascribed to the oil and gas properties and other assets of PDC and its Restricted Subsidiaries against which such lenders are prepared to provide loans, letters of credit or other Indebtedness to the credit parties, using customary practices and standards for determining reserve-based borrowing base loans and which are generally applied to borrowers in the Related Business by commercial lenders, as determined semi-annually during each year and/or on such other occasions as may be required or provided for therein.

        "Business Day" means any day other than a Legal Holiday.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   Government Securities having maturities of not more than one year from the date of acquisition;

          (3)   marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either S&P or Moody's;

          (4)   certificates of deposit, demand deposit accounts and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thomson Bank Watch Rating of "B" or better;

          (5)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

          (6)   commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within one year after the date of acquisition;

          (7)   money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

          (8)   deposits in any currency available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which PDC or any Restricted Subsidiary maintains its chief executive office or is engaged in the Related Business; provided that all such deposits are made in such accounts in the ordinary course of business.

        "Change of Control" means:

          (1)   any "person" or "group" of related persons (as such terms are used in Section 13(d) of the Exchange Act) is or becomes a Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of PDC (or its successor by merger, consolidation or purchase of all or substantially all of its properties or assets) (for the purposes of this clause, such person or group shall be deemed to Beneficially Own any Voting Stock of PDC held by an entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of such entity);

          (2)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of PDC and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d) of the Exchange Act); or

          (3)   the adoption or approval by the stockholders of PDC of a plan for the liquidation or dissolution of PDC.

        "Change of Control Triggering Event" means the occurrence of a Change of Control that is accompanied or followed by a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories) or withdrawal of the rating of the notes within the Ratings Decline Period by one of the Rating Agencies, as a result of which the rating of the notes on any day during such Ratings Decline Period is below the rating by such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement).

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

          (1)   an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (together with any related provision for taxes and any related non-recurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity), to the extent that such losses were deducted in computing such Consolidated Net Income; plus

          (2)   provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3)   the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

          (4)   exploration and abandonment expense (if applicable) to the extent deducted in calculating Consolidated Net Income; plus

          (5)   depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, other non-cash expenses and other non-cash items (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

          (6)   any interest expense attributable to any Oil and Natural Gas Hedging Contract, to the extent that such interest expense was deducted in computing such Consolidated Net Income; plus

          (7)   the accretion of interest charges on future plugging and abandonment obligations and future retirement benefits, to the extent such charges were deducted in computing such Consolidated Net Income; minus

          (8)   non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, and minus

          (9)   the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments;

in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the preceding sentence, clauses (1) through (7) relating to amounts of a Restricted Subsidiary of the referent Person will be added to Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and if a corresponding amount would be permitted at the date of determination to be dividended to the referent Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or the holders of its Capital Stock.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1)   the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

          (2)   the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, members or partners;

          (3)   the cumulative effect of a change in accounting principles will be excluded;

          (4)   any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale or leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

          (5)   any asset impairment writedowns on oil and gas properties under GAAP or SEC guidelines will be excluded;

          (6)   any non-cash mark-to-market adjustments to assets or liabilities resulting in unrealized gains or losses in respect of Hedging Obligations (including those resulting from the application of the Financial Standards Accounting Board's Accounting Standards Codification (ASC) 815) shall be excluded; and

          (7)   to the extent deducted in the calculation of Net Income, any non-cash or other charges associated with any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness will be excluded.

        "Consolidated Tangible Assets" means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption "Total Assets" (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, less all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.

        "Credit Facilities" means, with respect to PDC or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Agreement), commercial paper facilities or Debt Issuances providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to any lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) any lenders or other financiers against such receivables), letters of credit, bankers' acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more Debt Issuances).

        "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

        "Debt Issuances" means, with respect to PDC or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require PDC to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control Triggering Event or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that PDC may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Covenants—Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that PDC and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary that (a) was formed under the laws of the United States or any state of the United States or the District of Columbia or (b) Guarantees or otherwise provides direct credit support for any Indebtedness of PDC or any Restricted Subsidiary (other than a Foreign Subsidiary).

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means (1) an offering for cash by PDC of its Capital Stock (other than Disqualified Stock), or options, warrants or rights with respect to its Capital Stock or (2) a cash contribution to PDC's common equity capital from any Person.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Existing Convertible Notes" means $200 million aggregate principal amount of 1.125% senior convertible notes due 2021 issued by PDC on September 14, 2016.

        "Existing Indebtedness" means Indebtedness of PDC and its Subsidiaries (other than Indebtedness under the Senior Credit Agreement, the notes and the Subsidiary Guarantees) in existence on the Issue Date, including the Existing Senior Notes and the Existing Convertible Notes, until such amounts are repaid.

        "Existing Senior Notes" means, collectively, the 7.75% Senior Notes Due 2022 issued pursuant to that certain indenture dated as of October 3, 2012 between PDC and U.S. Bank National Association, as trustee, and the 6.125% Senior Notes Due 2024 issued pursuant to that certain indenture dated as of September 15, 2016 between PDC and U.S. Bank National Association, as trustee.

        "Existing Senior Notes Issue Date" means October 3, 2012.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party. Fair Market Value of an asset or property in excess of $10 million shall be determined by an Officer of PDC, and in the case of amounts in excess of $25 million, by the Board of Directors of PDC, in each case, acting in good faith. The determination shall be conclusive and, in the case of determinations exceeding $25 million, evidenced by a resolution of the Board of Directors.

        "Farm-In Agreement" means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

        "Farm-Out Agreement" means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1)   acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used or useful in a Related Business), or any Person or any of its Restricted Subsidiaries

  acquired by the specified Person or any of its Restricted Subsidiaries, and including in each case any related financing transactions and increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and any Consolidated Cash Flow for such period will be calculated giving pro forma effect to any operating improvements or cost savings that have occurred or are reasonably expected to occur in the reasonable judgment of the principal accounting officer or Chief Financial Officer of PDC (regardless of whether those operating improvements or cost savings could then be reflected in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC related thereto);

          (2)   the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

          (3)   the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

          (4)   any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

          (5)   any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

          (6)   if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness, but if the remaining term of such Hedging Obligation is less than 12 months, then such Hedging Obligation shall only be taken into account for that portion of the period equal to the remaining term thereof).

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1)   the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Production Payments and Reserve Sales, (ii) write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations other than that attributable to any Oil and Natural Gas Hedging Contract, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to Interest Rate Agreements; plus

          (2)   the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3)   any interest on Indebtedness of another Person that is Guaranteed by the specified Person or one or more of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one or more of its Restricted Subsidiaries, regardless of whether such Guarantee or Lien is called upon; plus

          (4)   all dividends, whether paid or accrued and regardless of whether in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of PDC (other than Disqualified Stock) or to PDC or a Restricted Subsidiary, in each case, on a consolidated basis and determined in accordance with GAAP.

        "Foreign Subsidiary" means any Restricted Subsidiary other than a Domestic Restricted Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States which are in effect from time to time; provided, however, that operating leases and Capital Leases shall be accounted for during the term of the indenture in accordance with generally accepted accounting principles in the United States in effect on the Issue Date. Subject to the proviso in the previous sentence or PDC's election in the following sentence, all ratios and computations based on GAAP contained in the indenture will be computed in conformity with GAAP. At any time after the Issue Date, PDC may elect to apply International Financial Reporting Standards, or IFRS, accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the indenture); provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to PDC's election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. PDC shall give notice of any such election made in accordance with this definition to the trustee and the holders of notes.

        "Government Securities" means direct obligations of, or obligations Guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services or to take or pay or to maintain financial statement conditions or otherwise), or entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). "Guarantee" used as a verb has a correlative meaning.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate and Currency Hedges, Oil and Natural Gas Hedging Contracts and other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices, in each case entered into for non-speculative purposes.

        "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, natural gas liquids, and all constituents, elements or compounds thereof and products refined or processed therefrom.

        "Indebtedness" means, with respect to any specified Person, without duplication, any indebtedness of such Person, regardless of whether contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, notes, credit agreements, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)   in respect of bankers' acceptances;

          (4)   representing Capital Lease Obligations;

          (5)   in respect of any Guarantee by such Person of production or payment with respect to a Production Payment (but not any other contractual obligation in respect of such Production Payment);

          (6)   representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or a trade payable; or

          (7)   representing any Interest Rate and Currency Hedges, if and to the extent any of the preceding items (other than letters of credit and Interest Rate and Currency Hedges) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (a) all Indebtedness of any other Person, of the types described above in clauses (1) through (7), secured by a Lien on any asset of the specified Person (regardless of whether such Indebtedness is assumed by the specified Person); provided that the amount of such Indebtedness will be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person, and (b) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, of the types described above in clauses (1) through (7) above. Furthermore, the amount of any Indebtedness outstanding as of any date will be the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        Notwithstanding the foregoing, the following shall not constitute "Indebtedness:"

            (i)  accrued expenses and trade accounts payable arising in the ordinary course of business;

           (ii)  except as provided in clause (5) of the first paragraph of this definition, any obligation in respect of any Production Payment and Reserve Sales;

          (iii)  any obligation in respect of any Farm-In Agreement;

          (iv)  any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

           (v)  oil or natural gas balancing liabilities incurred in the ordinary course of business and consistent with past practice;

          (vi)  any obligation in respect of any Oil and Natural Gas Hedging Contract;

         (vii)  any unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC 815);

        (viii)  any obligations in respect of (a) bid, performance, completion, surety, appeal and similar bonds, (b) obligations in respect of bankers' acceptances, (c) insurance obligations or bonds and other similar bonds and obligations and (d) any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations; provided, however, that such bonds or obligations mentioned in subclause (a), (b), (c) or (d) of this clause (viii), are incurred in the ordinary course of the business of PDC and its Restricted Subsidiaries and do not relate to obligations for borrowed money;

          (ix)  any Disqualified Stock of PDC or preferred stock of a Restricted Subsidiary;

           (x)  any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets; and

          (xi)  all contracts and other obligations, agreements, instruments or arrangements described in clauses (20), (21), (22) and (23) of the definition of "Permitted Liens."

        "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

        "Interest Rate and Currency Hedges" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

        "Investment Grade Rating" means a rating equal to or higher than:

          (1)   Baa3 (or the equivalent) by Moody's; or

          (2)   BBB– (or the equivalent) by S&P,

or, if either such entity ceases to rate the notes for reasons outside of the control of PDC, the equivalent investment grade credit rating from any other Rating Agency.

        "Investment Grade Rating Event" means the first day on which (a) the notes have an Investment Grade Rating from at least one Rating Agency, (b) no Default with respect to the notes has occurred and is then continuing under the indenture and (c) PDC has delivered to the trustee an Officers' Certificate certifying as to the satisfaction of the conditions set forth in clauses (a) and (b) of this definition.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations, advances or capital contributions (excluding endorsements of negotiable instruments and documents in the ordinary course of business, and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. If PDC or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, PDC will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of PDC's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Covenants—Restricted Payments." The acquisition by PDC or any Subsidiary of PDC of a Person that holds an Investment in a third Person will be deemed to be an Investment by PDC or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Covenants—Restricted Payments." Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Issue Date" means the first date on which old notes were issued under the indenture.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment for the notes are authorized by law, regulation or executive order to remain closed.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, regardless of whether filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

        "Liquid Securities" means securities that are publicly traded on the New York Stock Exchange, NYSE MKT, the Nasdaq Stock Market or any other regulated stock exchange in the United States, Canada, Europe or Australia (or any of their successors) and as to which PDC is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting such requirements shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (a) the date on which such securities are sold or exchanged for cash or Cash Equivalents and (b) 180 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Cash Equivalents within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which PDC or a Restricted Subsidiary received the securities was in compliance with the provisions of the indenture described under "—Asset Sales," such securities shall be deemed not to have been Liquid Securities at any time.

        "Material Subsidiary" means any Domestic Restricted Subsidiary (a) that has Consolidated Tangible Assets that exceed 5.0% of the Consolidated Tangible Assets of PDC and its Restricted Subsidiaries as of the end of the most recent fiscal quarter of PDC for which financial statements are required to be delivered under the indenture, (b) whose Consolidated Cash Flow exceeds 5.0% of the Consolidated Cash Flow of PDC and its Restricted Subsidiaries for the period of four consecutive fiscal quarters of PDC most recent ended for which financial statements are required to be delivered under the indenture or (c) together with all other Domestic Restricted Subsidiaries that would not otherwise be deemed to be Material Subsidiaries, would represent, in the aggregate ("Material in the Aggregate"), (x) 10.0% or more of the Consolidated Tangible Assets of PDC and its Restricted Subsidiaries as of the end of the most recent fiscal quarter of PDC for which financial statements are required to be delivered under the indenture or (y) 10.0% or more of the Consolidated Cash Flow of PDC and its Restricted Subsidiaries for the period of four consecutive fiscal quarters of PDC most recently ended for which financial statements are required to be delivered under the indenture.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of non-cash preferred stock dividends, excluding, however:

          (1)   any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale (including, without limitation, any cash received pursuant to any sale and leaseback transaction) or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

          (2)   any extraordinary or non-recurring gain or loss, together with any related provision for taxes on such extraordinary or non-recurring gain or loss.

        "Net Proceeds" means the aggregate cash proceeds received by PDC or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

          (1)   all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expense incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Sale;

          (2)   all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of such Indebtedness, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;

          (3)   all distributions and other payments required to be made to holders of minority interests in Subsidiaries or joint ventures as a result of such Asset Sale; and

          (4)   the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, or held in escrow, in either case for adjustment in respect of the sale price or for any liabilities associated with the assets disposed of in such Asset Sale and retained by PDC or any Restricted Subsidiary after such Asset Sale.

        "Net Working Capital" means (a) all current assets of PDC and its Restricted Subsidiaries except current assets from Oil and Natural Gas Hedging Contracts, less (b) all current liabilities of PDC and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Oil and Natural Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of PDC prepared in accordance with GAAP (excluding any adjustments made pursuant to ASC 815).

        "Non-Recourse Debt" means Indebtedness:

          (1)   as to which neither PDC nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), in each case other than Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by PDC or any Restricted Subsidiary to the extent securing otherwise Non-Recourse Debt of such Unrestricted Subsidiary or joint venture; and

          (2)   no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of PDC or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Officer" means, in the case of PDC, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, principal financial officer, principal accounting officer, any Vice President, the Treasurer or the Secretary (or persons performing similar functions) of PDC and, in the case of any Subsidiary Guarantor, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, principal financial officer, principal accounting officer, any Vice

President, the Treasurer or the Secretary (or persons performing similar functions) of such Subsidiary Guarantor, or, with respect to a limited liability company, either an Officer, manager, or managing member of such limited liability company.

        "Officers' Certificate" means, in the case of PDC, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of PDC and, in the case of any Subsidiary Guarantor, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Subsidiary Guarantor, or, with respect to a limited liability company, either an Officer, manager, or managing member of such limited liability company.

        "Oil and Natural Gas Hedging Contract" means any Hydrocarbon hedging agreements and other agreements or arrangements entered into in the ordinary course of business in the oil and gas industry for the purpose of protecting against fluctuations in Hydrocarbon prices.

        "Permitted Acquisition Indebtedness" means Indebtedness or Disqualified Stock of PDC or any of PDC's Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of:

          (1)   a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary; or

          (2)   a Person that was merged or consolidated into PDC or a Restricted Subsidiary;

provided that on the date of incurrence of such Indebtedness or issuance of such Disqualified Stock, or the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged or consolidated into PDC or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto,

          (a)   the Restricted Subsidiary or PDC, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," or

          (b)   the Fixed Charge Coverage Ratio for PDC would be greater than the Fixed Charge Coverage Ratio for PDC immediately prior to such transaction.

        "Permitted Business Investments" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, a Related Business as means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil, natural gas, other Hydrocarbons and minerals (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements that permit one to share risks or costs of such activities or comply with regulatory requirements regarding local ownership, including without limitation, (a) ownership interests in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests; (b) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and (c) direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

        "Permitted Investments" means:

          (1)   any Investment in PDC or in a Restricted Subsidiary;

          (2)   any Investment in Cash Equivalents;

          (3)   any Investment by PDC or any Restricted Subsidiary in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary; or

            (b)   such Person is merged or consolidated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, PDC or a Restricted Subsidiary;

          (4)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales;"

          (5)   any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of PDC or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

          (6)   Investments represented by Hedging Obligations;

          (7)   advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, in each case to the extent they constitute Investments;

          (8)   loans or advances to employees in the ordinary course of business or consistent with past practice, in each case to the extent they constitute Investments;

          (9)   advances and prepayments for asset purchases in the ordinary course of business in a Related Business of PDC or any of its Restricted Subsidiaries;

          (10) receivables owing to PDC or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as PDC or any such Restricted Subsidiary deems reasonable under the circumstances;

          (11) surety and performance bonds and workers' compensation, utility, lease, tax, performance and similar deposits and prepaid expenses in the ordinary course of business;

          (12) guarantees by PDC or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by PDC or any such Restricted Subsidiary in the ordinary course of business;

          (13) Investments of a Restricted Subsidiary acquired after the Issue Date or of any entity merged into PDC or merged into or consolidated with a Restricted Subsidiary in accordance with the covenant described under "—Covenants—Merger, Consolidation or Sale of Substantially All Assets" or the covenant described in the third paragraph under "—Subsidiary Guarantees of the Notes" (as applicable) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

          (14) Permitted Business Investments;

          (15) Investments received as a result of a foreclosure by PDC or any of its Restricted Subsidiaries with respect to any secured Investment in default;

          (16) Investments in any units of any oil and gas royalty trust;

          (17) Investments existing on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases of such Investments (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date);

          (18) repurchases of or other Investments in the notes;

          (19) Investments to the extent that common stock of PDC is the consideration paid or provided by PDC; and

          (20) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding not to exceed the greater of (a) 5.0% of Adjusted Consolidated Net Tangible Assets of PDC and (b) $150 million.

        "Permitted Liens" means, with respect to any Person:

          (1)   Liens securing Indebtedness incurred under Credit Facilities pursuant to clause (1) of the second paragraph of the covenant described under the caption "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;" provided that the aggregate amount of such indebtedness does not exceed the aggregate amount that would be allowed under such clause (1);

          (2)   Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired, improved, or constructed with or financed by such Indebtedness;

          (3)   pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (4)   landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or similar Liens arising by contract or statute in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

          (5)   Liens for taxes, assessments or other governmental charges or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

          (6)   Liens in favor of the issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

          (7)   encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (8)   leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of PDC and its Restricted Subsidiaries, taken as a whole;

          (9)   any attachment or judgment Liens not giving rise to an Event of Default;

          (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations with respect to, or the repair, improvement or construction cost of, assets or property acquired or repaired, improved or constructed in the ordinary course of business; provided that:

            (a)   the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the cost of the assets or property so acquired or repaired, improved or constructed plus fees and expenses in connection therewith; and

            (b)   such Liens are created within 180 days of repair, improvement or construction or acquisition of such assets or property and do not encumber any other assets or property of PDC or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto (including improvements);

          (11) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained or deposited with a depositary institution; provided that:

            (a)   such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by PDC in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

            (b)   such deposit account is not intended by PDC or any Restricted Subsidiary to provide collateral to the depository institution;

          (12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by PDC and its Restricted Subsidiaries in the ordinary course of business;

          (13) Liens existing on the Issue Date;

          (14) Liens on property at the time PDC or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into PDC or a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by PDC or any Restricted Subsidiary other than those of the Person merged or consolidated with PDC or such Restricted Subsidiary;

          (15) Liens on property or Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that such Liens may not extend to any other property owned by PDC or any Restricted Subsidiary;

          (16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to PDC or a Subsidiary Guarantor;

          (17) Liens securing the notes, the Subsidiary Guarantees and other obligations arising under the indenture;

          (18) Liens securing Permitted Refinancing Indebtedness of PDC or a Restricted Subsidiary incurred to refinance Indebtedness of PDC or a Restricted Subsidiary that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder;

          (19) Liens in respect of Production Payments and Reserve Sales;

          (20) Liens on pipelines and pipeline facilities that arise by operation of law;

          (21) Liens arising under joint venture agreements, partnership agreements, oil and gas leases or subleases, assignments, purchase and sale agreements, division orders, contracts for the sale, purchasing, processing, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, development agreements, area of mutual interest agreements, licenses, sublicenses, net profits interests, participation agreements, Farm-Out Agreements, Farm-In Agreements, carried working interest, joint operating, unitization, royalty, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties entered into in the ordinary course of business in a Related Business;

          (22) Liens reserved in oil and gas mineral leases for bonus, royalty or rental payments and for compliance with the terms of such leases;

          (23) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of a Related Business for exploration, drilling, development, production, processing, transportation, marketing, storage, abandonment or operation;

          (24) Liens arising under the indenture in favor of the trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the indenture; provided that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness;

          (25) Liens securing obligations of PDC and its Restricted Subsidiaries under non-speculative Hedging Obligations;

          (26) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by PDC or any Restricted Subsidiary to the extent securing Non-Recourse Debt of such Unrestricted Subsidiary or joint venture;

          (27) Liens securing Indebtedness of any Foreign Subsidiary which Indebtedness is permitted by the indenture;

          (28) Liens incurred in the ordinary course of business of PDC or any Restricted Subsidiary with respect to obligations that, at any one time outstanding, do not exceed the greater of (a) $150 million and (b) 5.0% of Adjusted Consolidated Net Tangible Assets of PDC; and

          (29) Liens on escrowed proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Debt and are held in an escrow account or similar arrangement to be applied for such purpose.

        "Permitted Refinancing Indebtedness" means any Indebtedness of PDC or any of its Restricted Subsidiaries, any Disqualified Stock of PDC or any preferred stock of any Restricted Subsidiary (a) issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to or a deferral or renewal of ((a) and (b) above, collectively, a "Refinancing"), any other Indebtedness of PDC or any of its Restricted Subsidiaries (other than intercompany Indebtedness), any Disqualified Stock of PDC or any preferred stock of a Restricted Subsidiary in a principal amount or, in the case of Disqualified Stock of PDC or preferred stock of a Restricted Subsidiary, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of:

          (1)   the principal amount or, in the case of Disqualified Stock or preferred stock, liquidation preference, of the Indebtedness, Disqualified Stock or preferred stock so Refinanced (plus, in the case of Indebtedness, the amount of premium, if any paid in connection therewith), and

          (2)   if the Indebtedness being Refinanced was issued with any original issue discount, the accreted value of such Indebtedness (as determined in accordance with GAAP) at the time of such Refinancing.

        Notwithstanding the preceding, no Indebtedness, Disqualified Stock or preferred stock will be deemed to be Permitted Refinancing Indebtedness, unless:

          (1)   such Indebtedness, Disqualified Stock or preferred stock has a final maturity date or redemption date, as applicable, no earlier than the final maturity date or redemption date, as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or preferred stock being Refinanced;

          (2)   if the Indebtedness, Disqualified Stock or preferred stock being Refinanced is contractually subordinated or otherwise junior in right of payment to the notes, such Indebtedness, Disqualified Stock or preferred stock has a final maturity date or redemption date, as applicable, no earlier than the final maturity date or redemption date, as applicable, of, and is contractually subordinated or otherwise junior in right of payment to, the notes, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness, Disqualified Stock or preferred stock being Refinanced at the time of the Refinancing; and

          (3)   such Indebtedness or Disqualified Stock is incurred or issued by PDC or such Indebtedness, Disqualified Stock or preferred stock is incurred or issued by the Restricted Subsidiary that is the obligor on the Indebtedness being Refinanced or the issuer of the Disqualified Stock or preferred stock being Refinanced; provided that a Restricted Subsidiary that is also a Subsidiary Guarantor may guarantee Permitted Refinancing Indebtedness incurred by PDC, regardless of whether such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being Refinanced.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

        "Production Payments" means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

        "Production Payments and Reserve Sales" means the grant or transfer by PDC or a Subsidiary of PDC to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to PDC or a Subsidiary of PDC.

        "Rating Agency" means any of S&P or Moody's, or if (and only if) S&P or Moody's shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by PDC, which shall be substituted for S&P or Moody's, as the case may be.

        "Ratings Decline Period" means the period that (i) begins on the occurrence of a Change of Control and (ii) ends 60 days following consummation of such Change of Control.

        "Registration Rights Agreement" means that certain registration rights agreement dated as of the Issue Date by and among PDC, the Subsidiary Guarantors and the initial purchasers set forth therein.

        "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of PDC and its Restricted Subsidiaries on the Issue Date, which includes (1) the acquisition, exploration, exploitation, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties, and the utilization of PDC's and its Restricted Subsidiaries' properties, (2) the gathering, marketing, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and products produced in association therewith, (3) any power generation and electrical transmission business, (4) oil field sales and services and related activities, (5) development, purchase and sale of real estate and interests therein, and (6) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (5) of this definition.

        "Reporting Failure" means the failure of PDC to file with the SEC and make available or otherwise deliver to the trustee and each holder of notes, within the time periods specified in "—Covenants—Reports" (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the periodic reports, information, documents or other reports that PDC may be required to file with the SEC pursuant to such provision.

        "Restricted Investment" means any Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of PDC other than an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Credit Agreement" means the Fourth Amended and Restated Credit Agreement dated as of May 23, 2018, or, where the context indicates the Third Amended and Restated Credit Agreement dated as of May 21, 2013, as amended at various times prior to the Issue Date, among (i) PDC, as borrower, (ii) the guarantors party thereto, (iii) JPMorgan Chase Bank, N.A., as administrative agent and lender, and (iv) the lenders party thereto from time to time, and any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, supplemented, increased, renewed, refunded, replaced (including replacement after the termination of such credit facility), supplemented, restructured or refinanced in whole or in part from time to time in one or more agreements or instruments.

        "Senior Debt" means:

          (1)   all Indebtedness of PDC or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

          (2)   the notes and any other Indebtedness of PDC or any of its Restricted Subsidiaries permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Subsidiary Guarantee; and

          (3)   all Obligations with respect to the items listed in the preceding clauses (1) and (2).

        Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

          (a)   any intercompany Indebtedness of PDC or any of its Subsidiaries to PDC or any of its Affiliates;

          (b)   any Indebtedness that is incurred in violation of the indenture; or

          (c)   any trade payables or taxes owed or owing by PDC or any Restricted Subsidiary.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of PDC within the meaning of Rule 1-02 under Regulation S-X under the Securities Act.

        "Sponsored Limited Partnerships" means any drilling partnership in existence as of December 31, 2007 in which PDC is the managing general partner but which is not majority-owned by PDC, directly or indirectly.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness as of its issue date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Debt" means Indebtedness of PDC or a Subsidiary Guarantor that is contractually subordinated in right of payment (by its terms or the terms of any document or instrument relating thereto), to the notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as applicable.

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2)   any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        Notwithstanding the foregoing, none of the Sponsored Limited Partnerships shall be Subsidiaries.

        "Subsidiary Guarantee" means any Guarantee of the notes by any Subsidiary Guarantor in accordance with the provisions of the indenture described under the caption "—Covenants—Subsidiary Guarantees."

        "Subsidiary Guarantor" means each Restricted Subsidiary that has become obligated under a Subsidiary Guarantee, in accordance with the terms of the guarantee provisions of the indenture, but only for so long as such Subsidiary remains so obligated pursuant to the terms of the indenture.

        "Unrestricted Subsidiary" means any Subsidiary of PDC (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated by the Board of Directors of PDC as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:

          (1)   has no Indebtedness other than Non-Recourse Debt;

          (2)   is a Person with respect to which neither PDC nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (3)   has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of PDC or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation.

        Any Subsidiary of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.

        "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)   the then outstanding principal amount of such Indebtedness.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax considerations that may be relevant to the exchange of old notes for new notes and to the ownership and disposition of new notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, administrative rulings, and judicial decisions, all as in effect or in existence as of the date of this prospectus, all of which are subject to change, possibly on a retroactive basis, or to different interpretations.

        This summary applies only to holders who purchased old notes at a price equal to the issue price of the old notes (i.e., the first price at which a substantial amount of the old notes were sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers), participate in the exchange described herein, and held the old notes and will hold the new notes as "capital assets" within the meaning of Section 1221 of the Code (generally, investment property) and does not deal with investors that may have special tax situations such as

  •
  dealers in securities;

  •
  traders in securities that use a mark-to-market method of accounting;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  persons holding notes as part of a conversion transaction, constructive sale, wash sale or other integrated transaction or a hedge, a straddle or synthetic security;

  •
  persons subject to the alternative minimum tax;

  •
  certain former citizens or long-term residents of the United States;

  •
  foreign governments or international organizations;

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  financial institutions;

  •
  insurance companies;

  •
  controlled foreign corporations and passive foreign investment companies, and shareholders of such corporations;

  •
  real estate investment trusts;

  •
  regulated investment companies and shareholders of such companies;

  •
  entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

  •
  pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities; and

  •
  persons that acquire the notes for a price other than their issue price.

        If you are a partnership (including an entity treated as a partnership for U.S. federal tax purposes) holding notes or a partner in such a partnership, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership, and you should consult your own tax advisor regarding the U.S. federal income tax consequences of the exchange of old notes for new notes and the ownership and disposition of the new notes.

        This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any U.S. state or local income, foreign income, estate or gift or other tax consequences or the effect of any tax treaty. We have not sought any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with these statements and conclusions. This summary assumes that the old notes are properly treated for tax purposes as not being issued with original issue discount ("OID") for U.S. federal income tax purposes.

        HOLDERS WHO EXCHANGE OLD NOTES FOR NEW NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS OF ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Contingent Payment Debt Instruments

        In certain circumstances, we may be required to make payments in excess of stated interest and the adjusted issue price of the notes (see "Description of the New Notes—Optional Redemption" and "Description of the New Notes—Repurchase at the Option of Holders—Change of Control Triggering Event"). The possibility of such potential payments may cause the notes to be "contingent payment debt instruments" for U.S. federal income tax purposes. We do not believe that and do not intend to treat such potential payments as causing the notes to be considered contingent payment debt instruments, and our determination is binding on you unless you disclose a contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, you might be required to accrue income on the notes, based on a "comparable yield," at a higher rate than the stated interest rate on the notes and to treat as ordinary income (rather than as capital gain) any income realized on a taxable disposition of notes before the resolution of the contingencies. The remainder of this discussion assumes that the notes will not be treated as a contingent payment debt instrument for U.S. federal income tax purposes.

Exchange of Old Notes for New Notes

        The exchange of old notes for new notes pursuant to the exchange offer described above under "The Exchange Offer" should not constitute a material modification of the terms of the old notes and therefore should not be a taxable event for U.S. federal income tax purposes. Accordingly, you should not recognize gain or loss upon the receipt of new notes in exchange for old notes pursuant to the exchange offer. In addition, you should have the same tax basis and holding period in the new notes received as in the old notes surrendered.

U.S. Holders

        The following discussion applies to you if you are a "U.S. Holder" (as defined below).

Definition of U.S. Holder

        You are a "U.S. Holder" for purposes of this discussion if you are a beneficial owner of notes and you are, for U.S. federal income tax purposes:

  •
  an individual who is a U.S. citizen or U.S. resident alien;

  •
  a corporation (or other entity taxable as a corporation) that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of the source of that income; or

  •
  a trust, if (1) a U.S. court is able to exercise primary supervision over the trust's administration and one or more "United States persons" (within the meaning of the Code) has the authority to control all of the trust's substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a "United States person."

Interest on the Notes

        Interest paid on new notes will be taxed as ordinary interest income at the time it is received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes.

Sale or Other Disposition of Notes

        Subject to the discussion above regarding an exchange of notes pursuant to the exchange offer, upon the sale, redemption, exchange, retirement or other taxable disposition of new notes, you will recognize taxable gain or loss equal to the difference, if any, between:

  •
  the amount realized on the disposition (less any amount attributable to accrued and unpaid interest, which will be taxable as ordinary interest income to the extent you have not previously included such amounts in income in the manner described above under "—Interest on the Notes"); and

  •
  your adjusted tax basis in the notes.

Your adjusted tax basis in a note generally will equal the amount you paid for the note.

        Your gain or loss will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if, at the time of the disposition, you have held the notes for more than one year. Under current law, long-term capital gains of non-corporate taxpayers are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        In general, information reporting is required as to certain payments of principal and interest on your notes and on the disposition of your notes, unless you are a corporation or other exempt person. In addition, "backup withholding" at a rate of 24% may apply:

  •
  to any payments made to you of principal and interest on your notes, and

  •
  to payment of the proceeds of a sale or other disposition of your notes,

if you are not exempt and you fail to provide a correct taxpayer identification number certified under penalties of perjury, as well as certain other information, or otherwise to comply with applicable requirements of the backup withholding rules.

        Backup withholding is not an additional tax and may be refunded or credited against your U.S. federal income tax liability, provided that the correct information is timely provided to the IRS.

Medicare Tax on Unearned Income

        A 3.8% tax is imposed on the "net investment income" of certain U.S. citizens and resident aliens, and on the undistributed "net investment income" of certain estates and trusts, in both cases to the extent that net investment income exceeds a certain threshold. Among other items, certain "net investment income" generally includes interest and net gain from the disposition of property (including the notes), less certain deductions.

        You should consult your own tax advisor with respect to the tax consequences of the Medicare Tax on Unearned Income.

Non-U.S. Holders

        The following discussion applies to you if you are a "Non-U.S. Holder" (as defined below).

Definition of Non-U.S. Holder

        You are a "Non-U.S. Holder" for purposes of this discussion if you are a beneficial owner of a note and you are an individual, corporation, estate or trust that is not a U.S. Holder.

Interest on the Notes

        Payments to you of interest on the notes will not be subject to U.S. federal income or withholding tax if you qualify for the "portfolio interest" exemption. You will qualify for the portfolio interest exemption if:

  •
  you do not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  you are not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, actually or constructively, to us;

  •
  you are not a bank receiving interest on the notes in connection with the extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

  •
  such interest is not effectively connected with your conduct of a U.S. trade or business.

        The exemption from taxation and withholding described above and several of the special rules for non-U.S. holders described below generally apply only if you appropriately certify as to your non-U.S. status. You can generally meet the certification requirement by providing a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) to the applicable withholding agent. Other methods might be available to satisfy the certification requirements described above, depending on your particular circumstances. Special rules apply to foreign intermediaries, including partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent.

        If you cannot satisfy the requirements of the "portfolio interest" exemption described above, payments of interest made to you generally will be subject to U.S. federal withholding tax at a 30% rate unless (1) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty, or (2) the payments of interest are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment by you in the United States (see "—Income or Gain Effectively Connected with a Trade or Business in the United States").

Sale or Other Disposition of Notes

        You generally will not have to pay U.S. federal income tax on any gain realized from the sale, redemption, exchange, retirement or other disposition of your notes unless:

  •
  you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your notes and specific other conditions are met; or

  •
  the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. "permanent establishment" maintained by you).

        To the extent that the amount realized on any sale, exchange, redemption or other taxable disposition of the notes is attributable to accrued but unpaid interest not previously included in income, such amount is treated as interest subject to the rules described above under "—Non-U.S. Holders—Interest on the Notes."

Income or Gain Effectively Connected with a Trade or Business in the United States

        If you are engaged in a trade or business in the United States and income or gain in respect of your notes is effectively connected with the conduct of such trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. "permanent establishment" maintained by you), the income or gain generally will be subject to U.S. federal income tax at regular graduated income tax rates in generally the same manner as if you were a U.S. holder (although such income or gain will be exempt from U.S. federal tax withholding if you provide the appropriate certification). In addition, if you are a foreign corporation, you may be subject to U.S. "branch profits tax" equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under an applicable U.S. income tax treaty. For this purpose, you must include interest, gain and income on your notes in the earnings and profits subject to U.S. branch profits tax if these amounts are effectively connected with your conduct of a trade or business in the United States.

Backup Withholding and Information Reporting

        In certain circumstances, "backup withholding" at a rate of 24% may apply:

  •
  to any payments made to you of principal and interest on your notes, and

  •
  to payment of the proceeds of a sale or other disposition of your notes.

        Backup withholding will not apply to payments made to you if you have provided the required certification that you are not a U.S. person as described in "—Non-U.S. Holders—Interest on the Notes" above, and provided that the payer does not have actual knowledge or reason to know that you are a U.S. person (as defined in the Code). However, the payer may be required to report to the IRS and you payments of interest on the notes and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement.

        Backup withholding is not an additional tax and may be refunded or credited against your U.S. federal income tax liability, provided that the correct information is timely provided to the IRS.

Foreign Accounts

        Sections 1471 through 1474 of the Code (commonly referred to as "FATCA") generally impose 30% withholding tax on "withholdable payments," which include interest on, and the gross proceeds from the sale or other disposition of, notes paid to (i) a foreign financial institution (as defined in Section 1471 of the Code) unless it agrees to collect and disclose to the IRS information regarding direct and indirect U.S. account holders and (ii) a non-financial foreign entity unless it certifies certain information regarding substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under U.S. Treasury regulations and IRS guidance, the withholding obligations described above will apply to payments of gross proceeds from a sale or other disposition of the notes on or after January 1, 2019. You should consult your own tax advisor with respect to the potential tax consequences of FATCA.

 PLAN OF DISTRIBUTION

        If you want to participate in the exchange offer, you must represent, among other things, that you:

  •
  are not an "affiliate" of ours, as defined in Rule 405 of the Securities Act (or if you are such an "affiliate," you must comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable);

  •
  are not a broker-dealer that acquired the old notes directly from us;

  •
  are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes to be issued in the exchange offer;

  •
  acquired the new notes issued in the exchange offer in the ordinary course of your business; and

  •
  are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

        In addition, if you are a broker-dealer that acquires new notes pursuant to the exchange offer in exchange for old notes that you acquired as a result of market-making or other trading activities, you may be deemed to be an "underwriter" within the meaning of the Securities Act and must comply with the prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

        This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.

        New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Until the earlier of 180 days from the expiration date of this exchange offer or such time as such broker-dealers no longer hold any old notes, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.

        We have agreed in the registration rights agreement to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the new notes will be passed upon for us by Davis Graham & Stubbs LLP.

 EXPERTS

Independent Registered Public Accounting Firm

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Independent Petroleum Consultants

        Certain information contained in the documents we include and incorporate by reference into this prospectus with respect to the natural gas and oil reserves associated with our natural gas and oil prospects is derived from the reports of Ryder Scott Company, L.P., an independent petroleum and natural gas consulting firm, and has been incorporated by reference into this prospectus upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports. With respect to the 2017 Form 10-K, the information derived from the reports of Ryder Scott is included under "Items 1 and 2. Business and Properties" and "Supplemental Information—Unaudited" of the Notes to Consolidated Financial Statements.

        Certain information contained in the documents we include and incorporate by reference into this prospectus with respect to the natural gas and oil reserves associated with our natural gas and oil prospects is derived from the reports of Netherland, Sewell & Associates, Inc., an independent petroleum and natural gas consulting firm, and has been incorporated by reference into this prospectus upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports. With respect to the 2017 Form 10-K , the information derived from the reports of Netherland, Sewell & Associates, Inc. is included under "Items 1 and 2. Business and Properties" and "Supplemental Information—Unaudited" of the Notes to Consolidated Financial Statements.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC's website at www.sec.gov or from our website at www.pdce.com. You may also read and copy any document we file at the SEC's public reference room in Washington, D.C., located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us is also available at our website at www.pdce.com. However, the information on our website is not part of this prospectus.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We expect to file additional documents with the SEC in the future that will, when filed, update the current information included in or incorporated by reference into this prospectus. Any information that is part of this prospectus or any prospectus supplement that speaks as of a later date than any other information that is part of this prospectus or any prospectus supplement updates or supersedes such other information. You should consider any statement which is so modified or superseded to be a part of this prospectus only as so modified or superseded.

        The following documents filed with the SEC are incorporated by reference herein:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 27, 2018, as amended by our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017 filed with the SEC on May 1, 2018;

  •
  The information in our Definitive Proxy Statement on Schedule 14A filed on April 19, 2018 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed with the SEC on May 3, 2018;

  •
  Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 5, 2018, February 9, 2018, May 25, 2018 and May 31, 2018;

  •
  All documents, or portions thereof, filed by us subsequent to the date of this prospectus, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby; and

  •
  All documents filed pursuant to the Exchange Act after the date of this Registration Statement and prior to effectiveness of this Registration Statement.

        Documents, or portions thereof, furnished or deemed furnished by us are not incorporated by reference into this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information.

        You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits specifically are incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Investor Relations Department
Manager Investor Relations
PDC Energy, Inc.
1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(303) 860-5800

ANNEX A:

LETTER OF TRANSMITTAL

To Tender

$600,000,000 5.750% Senior Notes due 2026
That Have Been Registered Under the Securities Act of 1933
For Any and All Outstanding Unregistered
5.750% Senior Notes due 2026
of

PDC Energy, Inc.

Pursuant to the Prospectus dated June 26, 2018

        THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON JULY 25, 2018 UNLESS THE EXCHANGE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

U. S. Bank National Association
Attn: Corporate Actions
111 Fillmore Avenue
St. Paul, MN 55107-1402
Fax: 651-466-7367
Phone: 800-934-6802

For Information, Call: 800-934-6802

        Delivery of this Letter of Transmittal to an address other than as set forth above or transmission of instructions to a facsimile number other than the one listed above will not constitute a valid delivery. The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

        HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE NEW NOTES FOR THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR OLD NOTES TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

        By execution hereof, the undersigned acknowledges receipt of the prospectus dated June 26, 2018 (the "Prospectus") of PDC Energy, Inc., a Delaware corporation (the "Company") which, together with this Letter of Transmittal (the "Letter of Transmittal"), constitutes the Company's offer to exchange (the "Exchange Offer") up to $600,000,000 aggregate principal amount of its 5.750% Senior Notes due 2026 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which the Prospectus constitutes a part, for a like principal amount of its outstanding unregistered 5.750% Senior Notes due 2026 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Prospectus. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

        This Letter of Transmittal is to be used by Holders if delivery of Old Notes is to be made by book-entry transfers to an account maintained by the Exchange Agent at DTC pursuant to the procedures set forth in the Prospectus or certificates representing Old Notes are to be physically delivered to the Exchange Agent herewith by Holders. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

        If delivery of the Old Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at DTC, this Letter of Transmittal need not be manually executed; provided, however, that tenders of Old Notes must be effected in accordance with the procedures mandated by The Depository Trust Company's ("DTC") Automated Tender Offer Program ("ATOP"). If tenders of Old Notes are to be made in accordance with ATOP procedures, a tendering Holder will become bound by the terms and conditions hereof in accordance with the procedures established under ATOP (including by execution hereof, an agreement by the tendering Holder that the Company may rely on the tendering Holder's indication of its status as a broker-dealer as set forth below).

        The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or the trustee or any other person who has obtained a properly completed bond power from the registered Holder.

        The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. Holders who wish to tender their Old Notes must complete this letter in its entirety.

        The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address set forth on the cover page of this Letter of Transmittal. See Instruction 8. Requests sent to the Company will not be effective.

        List below the Old Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tenders of Old Notes will be accepted only in authorized denominations.

DESCRIPTION OF OLD NOTES

Name(s) and Address(es) of Holder(s) (Please fill in if blank)	Certificate Number(s)* (attach signed list if necessary)	Aggregate Principal Amount of Old Note(s)	Aggregate Principal Amount Tendered (if less than all)**

TOTAL PRINCIPAL AMOUNT OF OLD NOTES TENDERED

*	Need not be completed by Holders tendering by book-entry transfer.
**	Need not be completed by Holders who wish to tender with respect to all Old Notes listed. Old Notes tendered hereby must be in denominations of $2,000 and $1,000 integral multiples of $2,000 thereof.

☐	CHECK HERE IF OLD NOTES ARE BEING DELIVERED BY DTC BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Book-Entry Account Number:

Transaction Code Number:

BY CREDITING THE OLD NOTES TO THE EXCHANGE AGENT'S ACCOUNT WITH DTC'S ATOP AND BY COMPLYING WITH APPLICABLE ATOP PROCEDURES WITH RESPECT TO THE EXCHANGE OFFER, THE HOLDER OF THE OLD NOTES ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS LETTER OF TRANSMITTAL AND CONFIRMS ON BEHALF OF ITSELF AND THE BENEFICIAL OWNERS OF SUCH OLD NOTES ALL PROVISIONS OF THIS LETTER OF TRANSMITTAL APPLICABLE TO IT AND SUCH BENEFICIAL OWNERS AS FULLY AS IF SUCH BENEFICIAL OWNERS HAD COMPLETED THE INFORMATION REQUIRED HEREIN AND EXECUTED AND TRANSMITTED THIS LETTER OF TRANSMITTAL.

☐	CHECK HERE IF TENDERED BY BOOK-ENTRY TRANSFER AND NON-EXCHANGED OLD NOTES ARE TO BE RETURNED BY CREDITING THE DTC ACCOUNT SET FORTH ABOVE.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND ARE ELIGIBLE TO PARTICIPATE IN THE EXCHANGE OFFER. IF SO, YOU WILL RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

ATTENTION BROKER-DEALERS: IMPORTANT NOTICE
CONCERNING YOUR ABILITY TO RESELL THE NEW NOTES

IF THE EXCHANGE AGENT DOES NOT RECEIVE ANY LETTERS OF TRANSMITTAL FROM BROKER-DEALERS REQUESTING ADDITIONAL COPIES OF THE PROSPECTUS FOR USE IN CONNECTION WITH RESALES OF THE NEW NOTES, BROKER-DEALERS MAY NOT USE THE PROSPECTUS AND THE COMPANY WILL HAVE NO OBLIGATION TO MAINTAIN THE EFFECTIVENESS OF THE REGISTRATION STATEMENT. IF THE EFFECTIVENESS OF THE REGISTRATION STATEMENT IS TERMINATED, YOU WILL NOT BE ABLE TO USE THE PROSPECTUS IN CONNECTION WITH RESALES OF NEW NOTES AFTER SUCH TIME. SEE SECTION ENTITLED "THE EXCHANGE OFFER—TERMS OF THE EXCHANGE OFFER" CONTAINED IN THE PROSPECTUS FOR MORE INFORMATION. BY EXECUTION HEREOF, THE UNDERSIGNED AGREES THAT THE COMPANY MAY RELY ON THE UNDERSIGNED'S INDICATION OF ITS STATUS AS BROKER-DEALER AS SET FORTH ABOVE.

Ladies and Gentlemen:

        Subject to the terms of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of Old Notes indicated above. By executing this Letter of Transmittal the undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company and as trustee under the indenture for the Old Notes and the New Notes) with respect to the tendered Old Notes with full power of substitution to (i) deliver certificates for such Old Notes to the Company, or transfer ownership of such Old Notes on the account books maintained by DTC, together, in either such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company and (ii) present such Old Notes for transfer on the books of the Company, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

        The undersigned hereby further represents to the Company that (i) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is an "affiliate" of the Company or its subsidiaries, as defined under Rule 405 under the Securities Act, (ii) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is engaging or intends to engage in the distribution of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the undersigned, (iv) it is not a broker-dealer that acquired Old Notes directly from the Company, and if it is a broker-dealer that holds Old Notes that were acquired for its own account as a result of market-making activities or other trading activities, it will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resales of the New Notes received by it in the Exchange Offer, (v) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer acknowledge and agree that any broker-dealer or any person participating in the Exchange Offer for the purpose of distributing the New Notes (x) must comply with the registration and Prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) and the Morgan Stanley and Co., Inc. no-action letter (available June 5, 1991), as interpreted in the Commission's no-action letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, (vi) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (v) above should be covered by an effective registration statement; and (vii) the undersigned is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (i) through (vii). If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market making or other trading activities, it acknowledges that it will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Old Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The Company has agreed that, subject to the provisions of the registration rights agreement, the Prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer (as defined below) in connection with resales of New Notes received in exchange for Old Notes for a period of up to 180 days commencing when New Notes are first issued in the Exchange

Offer and ending upon the earlier of the expiration of the 180th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Old Notes. In that regard, each broker-dealer who acquired Old Notes for its own account as a result of market-making or other trading activities (a "participating broker-dealer"), by tendering such Old Notes and executing, or otherwise becoming bound by, this Letter of Transmittal, agrees that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in the Prospectus untrue in any material respect or which causes the Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference therein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the registration rights agreement, such participating broker-dealer will suspend the sale of New Notes pursuant to the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to the participating broker-dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.

        The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the assignment and transfer of the Old Notes tendered hereby.

        The undersigned acknowledges that, for purposes of the Exchange Offer, the Company will be deemed to have accepted for exchange, and to have exchanged, validly tendered Old Notes, if, as and when the Company gives oral or written notice thereof to the Exchange Agent.

        All authority herein conferred or agreed to be conferred shall survive the death, incapacity, liquidation, dissolution, winding up or any other event relating to the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        The undersigned acknowledges that the Company's acceptance of Old Notes validly tendered for exchange pursuant to any one of the procedures described in the section of the Prospectus entitled "The Exchange Offer" and in the instructions hereto will constitute a valid, binding and enforceable agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer.

        Unless otherwise indicated in the box entitled "Special Issuance Instructions" below, please issue the New Notes (and, if applicable, substitute certificates representing Old Notes for any Old Notes not exchanged) in the name of the undersigned or, in the case of a book-entry delivery of Old Notes, please credit the account indicated above maintained at the Book-Entry Transfer Facility. Similarly, unless otherwise indicated under the box entitled "Special Delivery Instructions" below, please send the New Notes (and, if applicable, substitute certificates representing Notes for any Old Notes not exchanged) to the undersigned at the address shown above in the box entitled "Description of Old Notes Tendered."

        THE UNDERSIGNED ACKNOWLEDGES THAT THE EXCHANGE OFFERS ARE SUBJECT TO THE MORE DETAILED TERMS SET FORTH IN THE PROSPECTUS AND, IN CASE OF ANY CONFLICT BETWEEN THE TERMS OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL, THE TERMS OF THE PROSPECTUS SHALL PREVAIL.

        THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED "DESCRIPTION OF OLD NOTES TENDERED" ABOVE AND SIGNING THIS LETTER OF TRANSMITTAL, WILL BE DEEMED TO HAVE TENDERED THE OLD NOTES AS SET FORTH IN SUCH BOX ABOVE.

HOLDER(S) SIGN HERE

Date:
Signature of Owner

Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) for the Old Notes hereby tendered or on a security position listing, or by any person(s) authorized to become the registered holder(s) by endorsements and documents transmitted herewith. If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the signer's full title. See Instruction 6.

Names
Capacity (Full Title)
Address (including zip code)
Area Code and Telephone Number
Tax Identification Number or Social Security Number

SIGNATURE GUARANTEE
(SIGNATURE(S) MUST BE GUARANTEED IF REQUIRED BY INSTRUCTION 1)

(Name of Eligible Institution Guaranteeing Signatures)
(Address (including zip code) and Telephone Number (including area code) of Firm)
(Authorized Signature)
(Printed Name)
(Title)
Date

SPECIAL ISSUANCE INSTRUCTIONS (See Instruction 4 herein)		SPECIAL DELIVERY INSTRUCTIONS (See Instruction 4 herein)

To be completed ONLY if certificates for Old Notes in a principal amount not tendered are to be issued in the name of, or the New Notes issued pursuant to the Exchange Offer are to be issued to the order of, someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled "Description of Old Notes" within this Letter of Transmittal, or if Old Notes tendered by book-entry transfer that are not accepted for purchase are to be credited to an account maintained at DTC other than the account at DTC indicated above.
To be completed ONLY if certificates for Old Notes in a principal amount not tendered or not accepted for purchase or the New Notes issued pursuant to the Exchange Offer are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled "Description of Old Notes" within this Letter of Transmittal or to be credited to an account maintained at DTC other than the account at DTC indicated above.

Name:	(Please Print)	Name:	(Please Print)

Address:	(Please Print)	Address:	(Please Print)

	Zip Code		Zip Code

Taxpayer Identification or Social Security Number		Taxpayer Identification or Social Security Number

☐	Credit unexchanged Old Notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below.
Book-Entry Facility Account Number, if applicable

 INSTRUCTIONS
Forming Part of the Terms and Conditions
of the Exchange Offer

1.
Guarantee of Signatures.

        No signature guarantee on this Letter of Transmittal is required if:

            (i)  this Letter of Transmittal is signed by the registered Holder of Old Notes tendered herewith, or

           (ii)  such Old Notes are tendered for the account of a firm that is an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an "Eligible Institution").

        In all other cases, an Eligible Institution must guarantee the signature(s) on this Letter of Transmittal.

2.
Delivery of this Letter of Transmittal and Old Notes.

        The certificates for the tendered Old Notes (or a confirmation of a book-entry into the Exchange Agent's account at DTC of all Old Notes delivered electronically), as well as a properly completed and duly executed copy of this Letter of Transmittal or facsimile hereof and any other documents required by this Letter of Transmittal must be received by the Exchange Agent at its address set forth herein prior to 11:59 p.m., Eastern Time, on the Expiration Date. The method of delivery of the tendered Old Notes, this Letter of Transmittal and all other required documents to the Exchange Agent are at the election and risk of the Holder and, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the Holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Company.

3.
Partial Tenders.

        Holders may tender some or all of their Old Notes pursuant to the Exchange Offer in denominations of $2,000 and $1,000 integral multiples in excess of $2,000 thereof. If a tender for exchange is to be made with respect to less than the entire principal amount of any Old Notes, fill in the principal amount of Old Notes which are tendered for exchange in column (3) of the box entitled "Description of Old Notes." In case of a partial tender for exchange, the untendered principal amount of the Old Notes will be credited to the DTC account of the tendering Holder, unless otherwise indicated in the appropriate box on this Letter of Transmittal, promptly after the expiration or termination of the Exchange Offer.

4.
Signatures on the Letter of Transmittal; Bond Powers and Endorsements.

        If this Letter of Transmittal is signed by the registered holder of the Old Notes tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates without any change whatsoever.

        If any tendered Old Notes are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

        If any tendered Old Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of certificates.

        When this Letter of Transmittal is signed by the registered holder or holders of the Old Notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the New Notes are to be issued, or any nontendered Old Notes are to be reissued, to a person other than the registered holder, then endorsements of any certificates transmitted hereby or separate bond powers are required. Signatures on such certificate(s) or bond powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal is signed by a person other than the registered holder or holders of any certificate(s) specified herein, such certificates must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders appear(s) on the certificate(s) and signatures on such certificates(s) or bond powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal (or facsimile hereof) or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Letter of Transmittal.

        Endorsements on Old Notes or signatures on bond powers required by this Instruction 4 must be guaranteed by an Eligible Institution.

5.
Transfer Taxes.

        The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

        Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the Old Notes listed in this Letter of Transmittal.

6.
Irregularities.

        All questions as to the form of documents and the validity, eligibility (including time of receipt), acceptance and withdrawal of Old Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders for exchange of any particular Old Notes that are not in proper form, or the acceptance of which would, in the opinion of the Company (or its counsel), be unlawful. The Company reserves the absolute right to waive any defect, irregularity or condition of tender for exchange with regard to any particular Old Notes. The Company's interpretation of the terms of, and conditions to, the Exchange Offer (including the instructions herein) will be final and binding. Unless waived, any defects or irregularities in connection with the Exchange Offer must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notice of any defects or irregularities in Old Notes tendered for exchange, nor shall any of them incur any liability for failure to give such notice. A tender of Old Notes will not be deemed to have been made until all defects and irregularities with respect to such tender have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in this Letter of Transmittal, promptly following the Expiration Date.

7.
Waiver of Conditions.

        The Company reserves the absolute right to amend, waive or modify specified conditions in the Exchange Offer in the case of any Old Notes tendered.

8.
Requests for Information or Additional Copies.

        Questions and requests for assistance and requests for the Prospectus, Letter of Transmittal and the related documents may be directed to the Exchange Agent at the address set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

        IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF), OR AN AGENT'S MESSAGE IN LIEU THEREOF, AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

(DO NOT WRITE IN SPACE BELOW)

Certificate Surrendered	Old Notes Tendered	Old Notes Accepted

Delivery Prepared by	Checked by	Date

PROSPECTUS

PDC Energy, Inc.

Offer to Exchange up to

$600,000,000

5.750% Senior Notes due 2026
That Have Been Registered Under the Securities Act of 1933

For Any and All Outstanding Unregistered
5.750% Senior Notes due 2026